Exhibit 99.1

Consolidated Financial Statements

Heritage Oaks Bancorp

and Subsidiaries

Financial Statements

Report of Independent Registered Public Accounting Firm

Board of Directors

Heritage Oaks Bancorp

Paso Robles, California

We have audited the accompanying consolidated balance sheets of Heritage Oaks Bancorp and Subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2016, 2015 and 2014. We also have audited the Company’s internal control over financial reporting as of December 31, 2016, based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework (2013). The Company’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years ended December 31, 2016, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2016, based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework (2013).

/s/Crowe Horwath LLP

Sacramento, California

March 3, 2017

Heritage Oaks Bancorp and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2016	2015
	(dollars in thousands)
Assets
Cash and due from banks	$18,904	$15,610
Interest earning deposits in other banks	31,970	54,313
Total cash and cash equivalents	50,874	69,923
Investment securities available for sale, at fair value	458,817	450,935
Loans held for sale, at lower of cost or fair value	10,055	9,755
Gross loans held for investment	1,385,462	1,247,280
Net deferred loan fees	(1,183)	(1,132)
Allowance for loan and lease losses	(17,237)	(17,452)
Net loans held for investment	1,367,042	1,228,696
Premises and equipment, net	36,065	37,342
Bank-owned life insurance	33,715	32,850
Goodwill	24,885	24,885
Deferred tax assets, net	19,145	21,272
Federal Home Loan Bank stock	7,853	7,853
Other intangible assets	3,354	4,298
Other assets	13,085	11,930
Total assets	$2,024,890	$1,899,739
Liabilities
Non-interest bearing deposits	$573,957	$514,559
Interest bearing deposits	1,109,938	1,050,402
Total deposits	1,683,895	1,564,961
Short term FHLB borrowing	43,500	38,500
Long term FHLB borrowing	64,000	65,021
Junior subordinated debentures	10,612	10,438
Other liabilities	10,033	14,385
Total liabilities	1,812,040	1,693,305
Shareholders’ Equity
Common stock, no par value; authorized: 100,000,000 shares; issued and outstanding: 34,345,073 shares and 34,353,014 shares as of December 31, 2016 and 2015, respectively.	164,708	165,517
Additional paid in capital	9,310	8,251
Retained earnings	40,916	32,200
Accumulated other comprehensive (loss) income	(2,084)	466
Total shareholders’ equity	212,850	206,434
Total liabilities and shareholders’ equity	$2,024,890	$1,899,739

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Oaks Bancorp and Subsidiaries

Consolidated Statements of Income

	For the Years Ended December 31,

	2016	2015	2014
	(dollars in thousands, except per share data)
Interest Income
Loans, including fees	$61,275	$59,599	$56,145
Investment securities	8,904	7,311	7,238
Other interest-earning assets	1,168	1,180	705
Total interest income	71,347	68,090	64,088
Interest Expense
Deposits	3,576	3,615	3,567
Other borrowings	2,161	2,216	1,590
Total interest expense	5,737	5,831	5,157
Net interest income before (reversal of) provision for loan and lease losses	65,610	62,259	58,931
(Reversal of) provision for loan and lease losses	(1,500)	—	—
Net interest income after (reversal of) provision for loan and lease losses	67,110	62,259	58,931
Non-Interest Income
Fees and service charges	5,165	5,158	5,594
Net gain on sale of mortgage loans	2,365	1,602	1,330
Gain on derivative instruments	1,212	—	—
Earnings on Bank Owned Life Insurance	1,158	855	774
Gain on sale of investment securities	891	641	646
Other mortgage fee income	631	452	290
Gain on extinguishment of debt	—	552	—
Other income	792	879	941
Total non-interest income	12,214	10,139	9,575
Non-Interest Expense
Salaries and employee benefits	26,626	23,814	23,476
Professional services	6,901	7,790	4,801
Occupancy and equipment	6,530	6,682	6,576
Information technology	2,446	2,298	3,025
Sales and marketing	1,035	1,017	843
Loan department expense	1,024	1,030	1,113
Regulatory assessments	1,019	1,212	1,164
Amortization of intangible assets	944	1,049	1,057
Merger, restructure and integration	826	(77)	9,190
Communication costs	492	562	638
Write-downs on other real estate owned	217	—	—
Other expense	3,254	2,790	2,909
Total non-interest expense	51,314	48,167	54,792
Income before income taxes	28,010	24,231	13,714
Income tax expense	11,077	8,882	4,749
Net income	16,933	15,349	8,965
Accretion on preferred stock	—	70	168
Net income available to common shareholders	$16,933	$15,279	$8,797
Earnings Per Common Share
Basic	$0.49	$0.45	$0.27
Diluted	$0.49	$0.44	$0.27
Dividends declared per common share	$0.24	$0.23	$0.08

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Oaks Bancorp and Subsidiaries

Consolidated Statements of Comprehensive Income

	For the Years Ended, December 31,

	2016	2015	2014
	(dollars in thousands)
Net income	$16,933	$15,349	$8,965
Other comprehensive income, net of tax:
Unrealized holding (losses) gains on securities arising during the period	(3,509)	(164)	8,075
Reclassification for net gains on investments included in net income	(891)	(641)	(646)
Other comprehensive (loss) income, before income tax (benefit) expense	(4,400)	(805)	7,429
Income tax (benefit) expense related to items of other comprehensive income	(1,850)	(339)	3,072
Other comprehensive (loss) income	(2,550)	(466)	4,357
Comprehensive income	$14,383	$14,883	$13,322

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Oaks Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

						Accumulated
		Common Stock		Additional		Other	Total
	Preferred	Number of		Paid-In	Retained	Comprehensive	Shareholders’
	Stock	Shares	Amount	Capital	Earnings	(Loss) income	Equity
	(dollars in thousands, except per share data)

Balance, December 31, 2013	$3,604	25,397,780	$101,511	$6,020	$18,717	$(3,425)	$126,427
Issuance of common stock in MISN Transaction		7,541,326	60,255				60,255
Repurchases of common stock		(51,732)	(387)				(387)
Stock issuance costs				(381)			(381)
Partial conversion of Series C preferred stock	(2,548)	840,841	2,548	168	(168)		—
Dividends declared ($0.08 per share)					(2,742)		(2,742)
Exercise of stock options		68,339	269				269
Share-based compensation				993			993
Tax effect of share-based compensation				184			184
Net issuance of restricted share awards		108,506					—
Net income					8,965		8,965
Other comprehensive income						4,357	4,357
Balance, December 31, 2014	$1,056	33,905,060	$164,196	$6,984	$24,772	$932	$197,940
Dividends declared ($0.23 per share)					(7,851)		(7,851)
Repurchases of common stock		(3,696)	(28)				(28)
Exercise of stock options		56,432	293				293
Partial conversion of Series C preferred stock	(1,056)	348,697	1,056	70	(70)		—
Share-based compensation				1,092			1,092
Tax effect of share-based compensation				105			105
Net issuance of restricted share awards		46,521					—
Net income					15,349		15,349
Other comprehensive loss						(466)	(466)
Balance, December 31, 2015	$—	34,353,014	$165,517	$8,251	$32,200	$466	$206,434
Dividends declared ($0.24 per share)					(8,217)		(8,217)
Repurchases of common stock		(226,170)	(1,635)				(1,635)
Exercise of stock options		115,176	826				826
Share-based compensation				1,138			1,138
Tax effect of share-based compensation				(79)			(79)
Net issuance of restricted share awards		103,053					—
Net income					16,933		16,933
Other comprehensive loss						(2,550)	(2,550)
Balance, December 31, 2016	$—	34,345,073	$164,708	$9,310	$40,916	$(2,084)	$212,850

The accompanying notes are an integral part of these consolidated financial statements.

Heritage Oaks Bancorp and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended,
	December 31,
	2016	2015	2014
	(dollars in thousands)
Cash Flows from Operating Activities
Net income	$16,933	$15,349	$8,965
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,217	2,068	1,829
(Reversal of) provision for loan and lease losses	(1,500)	—	—
Write-downs on premises and equipment held for sale	—	58	880
Amortization of premiums / discounts	7,246	6,869	4,991
Amortization of intangible assets	944	1,049	1,057
Accretion of discount on acquired and purchased loans, net	(1,577)	(2,057)	(2,488)
Share-based compensation expense	1,362	1,092	993
Gain on extinguishment of debt	—	(552)	—
Gain on sale of securities, available for sale	(891)	(641)	(646)
(Gain) loss on sale of assets	(75)	6	—
Gain on sale of loans held for sale	(2,365)	(1,602)	(1,330)
Originations of loans held for sale	(174,986)	(134,762)	(81,748)
Proceeds from sale of loans held for sale	177,051	129,195	82,878
Net increase in bank owned life insurance	(865)	(639)	(622)
Decrease in deferred tax assets, net	3,952	3,987	5,407
Write-downs on OREO	217	—	—
Tax effect of share-based compensation	104	(105)	(184)
(Increase) decrease in other assets and other liabilities, net	(143)	1,838	48
Net cash provided by operating activities	27,624	21,153	20,030
Cash Flows from Investing Activities
Net cash and cash equivalents acquired in MISN Transaction	—	—	28,891
Purchase of securities, available for sale	(181,050)	(206,123)	(168,339)
Sale of securities, available for sale	107,566	55,184	129,074
Proceeds from principal paydowns of securities, available for sale	54,991	48,842	39,928
Proceeds from sale of premises and equipment	—	1,957	3,590
Purchase of FHLB stock	—	—	(941)
Increase in loans, net	(142,611)	(46,923)	(86,233)
Recoveries on previously charged-off loans	1,347	1,099	857
Proceeds from sale of foreclosed collateral	186	91	1,628
Purchase of bank owned life insurance	—	(7,500)	—
Purchase of property, premises and equipment, net	(940)	(1,642)	(6,456)
Net cash used in investing activities	(160,511)	(155,015)	(58,001)

(continued on next page)

Heritage Oaks Bancorp and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

	For the Years Ended, December 31,

	2016	2015	2014
	(dollars in thousands)
Cash Flows from Financing Activities
Increase in deposits, net	118,943	170,134	49,370
Proceeds from Federal Home Loan Bank borrowing	237,500	61,000	70,000
Repayments of Federal Home Loan Bank borrowing	(233,500)	(52,898)	(69,000)
Decrease in junior subordinated debentures	—	(2,550)	—
Net proceeds from exercise of stock options, including tax benefits	747	398	453
Stock issuance costs	—	—	(381)
Dividends paid	(8,217)	(7,851)	(2,742)
Repurchases of common stock	(1,635)	(28)	(387)
Net cash provided by financing activities	113,838	168,205	47,313
Net (decrease) increase in cash and cash equivalents	(19,049)	34,343	9,342
Cash and cash equivalents, beginning of period	69,923	35,580	26,238
Cash and cash equivalents, end of period	$50,874	$69,923	$35,580

Supplemental Cash Flow Information
Cash Flow Information
Interest paid	$5,638	$5,842	$4,995
Income taxes paid	$6,880	$2,420	$600
Non-Cash Flow Information
Change in unrealized (loss) gain on available for sale securities	$(3,509)	$(164)	$8,075
Loans transferred to foreclosed assets	$70	$416	$1,564
Premises transferred to held for sale	$—	$—	$2,916
Accretion on preferred stock	$—	$70	$168
Common stock issued in MISN Transaction	$—	$—	$60,255

The accompanying notes are an integral part of these consolidated financial statements.

Note 1. Summary of Significant Accounting Policies

Nature of Operations

Heritage Oaks Bancorp (“Bancorp”) is a California corporation organized in 1994, and is the holding company for Heritage Oaks Bank (the “Bank”), which opened for business in 1983.  The Bank, which is the Company’s sole operating subsidiary, operates branches within San Luis Obispo and Santa Barbara Counties and has a loan production office in Ventura County. The Bank offers traditional banking products such as checking, savings, money market accounts and certificates of deposit, as well as mortgage, commercial, and consumer loans to customers who are predominately small to medium-sized businesses and to individuals.  As such, the Company is subject to a concentration risk associated with its banking operations in San Luis Obispo and Santa Barbara Counties, and to a lesser degree Ventura County.  No one customer accounts for more than 10% of revenue or assets in any period presented and the Company has no assets nor does it generate any revenue from outside of the United States.  While the chief decision-makers of the Company monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis.  Operating segments are aggregated into one as operating results for all segments are similar.  Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the holding company (“Bancorp”) and its wholly owned subsidiaries, the Bank and CCMS Systems, Inc. (an inactive entity).  All material intercompany balances and transactions have been eliminated.

Reclassifications

Certain amounts in the 2014 and 2015 consolidated financial statements have been reclassified to conform to the 2016 presentation.  These reclassifications did not have any effect on the prior years’ reported net income or shareholders’ equity.

Investment in Non-Consolidated Subsidiaries

The Company accounts for its investment in Heritage Oaks Capital Trust II, Mission Community Capital Trust I, and Santa Lucia Bancorp (CA) Capital Trust, as unconsolidated subsidiaries using the equity method of accounting, as the Company is not the primary beneficiary of the trust. Mission Community Capital Trust I and Santa Lucia Bancorp (CA) Capital Trust were acquired as part of the acquisition of Mission Community Bancorp on February 28, 2014.  The sole purpose of each of these trusts is for the issuance of trust preferred securities.

Use of Estimates in the Preparation of Consolidated Financial Statements

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and to general practices within the banking industry.  In order to prepare the consolidated financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan and lease losses, the valuation of real estate acquired through foreclosure, the carrying value of the Company’s deferred tax assets and estimates used in the determination of the fair value of certain financial instruments.

In connection with the determination of the allowance for loan and lease losses and the value of foreclosed real estate, management obtains independent appraisals for significant properties. While management uses available information to recognize losses on loans and leases, and foreclosed real estate and collateral, future additions to the allowance for loan and lease losses may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan and lease losses and foreclosed real estate.

Note 1. Summary of Significant Accounting Policies - continued

These agencies may require the Company to recognize additions to the allowance for loan and lease losses based on their judgments about information available to them at the time of their examination.  Because of these factors, it is reasonably possible that the allowance for loan and lease losses and foreclosed real estate may change in future periods.  See also Note 6. Loans and Allowance for Loan and Lease Losses, of these consolidated financial statements.

The Company uses an estimate of its future earnings in determining if it is more likely than not that the carrying value of its deferred tax assets will be realized over the period they are expected to reverse.  If based on all available evidence, the Company believes that a portion or all of its deferred tax assets will not be realized; a valuation allowance may be established. See also Note 8. Income Taxes, of these consolidated financial statements.

The degree of judgment utilized in measuring the fair value of financial instruments, and assets and liabilities acquired in business combinations generally correlates to the level of pricing observability.  Financial instruments, and acquired assets and liabilities with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of observable pricing and a lesser degree of judgment utilized in measuring fair value. Conversely, financial instruments, and acquired assets and liabilities rarely traded or not quoted will generally have little or no observable pricing and a higher degree of judgment is utilized in measuring the fair value. Observable pricing is impacted by a number of factors, including the type of asset or liability, whether the asset or liability is new to the market and not yet established, and the characteristics specific to the transaction. See also Note 3. Business Combination, and Note 4. Fair Value of Assets and Liabilities, of these consolidated financial statements.

Business Combinations and Related Matters

Business combinations are accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations.  Under the acquisition method the acquiring entity in a business combination recognizes 100 percent of the acquired assets and assumed liabilities, regardless of the percentage owned, at their estimated fair values as of the date of acquisition.  Any excess of the purchase price over the fair value of net assets and other identifiable intangible assets acquired is recorded as goodwill.  Assets acquired and liabilities assumed from contingencies must also be recognized at fair value, if the fair value can be determined during the measurement period. Results of operations of an acquired business are included in the statement of operations from the date of acquisition.  Acquisition-related costs, including conversion charges, are expensed as incurred.  The Company applied this guidance to the acquisition of Mission Community Bancorp that was consummated on February 28, 2014.

Recent Accounting Pronouncements

Recent Accounting Guidance Adopted

In September, 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-16, Simplifying the Accounting for Measurement Period Adjustments (Topic 805).  This ASU eliminates the requirement to restate prior period financial statements for measurement period adjustments to assets acquired and liabilities assumed in a business combination.  The new guidance under this update requires the cumulative impact of measurement period adjustments be recognized in the period the adjustment is determined.  This update does not change what constitutes a measurement period adjustment, nor does it change the length of the measurement period.  The new standard became effective for interim annual periods beginning after December 15, 2015 and should be applied prospectively to measurement period adjustments that occur after the effective date.  This update did not have an impact on the Company’s consolidated financial statements.

Recent Accounting Guidance Not Yet Effective

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows — Classification of Certain Cash Receipts and Cash Payments (Topic 230).  This update clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows with the objective of reducing the existing diversity in practice related to eight specific cash flow issues. The amendments in this update are effective for annual periods beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating this update, but does not expect the adoption of the amendments within this update will have a material impact on the Company’s consolidated financial statements.

Note 1. Summary of Significant Accounting Policies - continued

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326). This update changes the methodology used by financial institutions under current U.S. GAAP to recognize credit losses in the financial statements.  Currently, U.S. GAAP requires the use of the incurred loss model, whereby financial institutions recognize in current period earnings, incurred credit losses and those inherent in the financial statements, as of the date of the balance sheet.  This guidance results in a new model for estimating the allowance for loan and lease losses, commonly referred to as the Current Expected Credit Loss (“CECL”) model.  Under the CECL model, financial institutions are required to estimate future credit losses and recognize those losses in current period earnings.  The amendments within the update are effective for fiscal years and all interim periods beginning after December 15, 2019, with early adoption permitted.  Upon adoption of the amendments within this update, the Company will be required to make a cumulative-effect adjustment to the opening balance of retained earnings in the year of adoption. The Company is currently in the process of evaluating the impact the adoption of this update will have on its consolidated financial statements.  The Company believes the CECL model will generally result in earlier recognition of credit losses for loans and other financing receivables in the consolidated financial statements.  The Company is evaluating historical loan level data requirements necessary for the implementation of the CECL model, as well as various methodologies for determining expected credit losses.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842).  This update improves the understanding and comparability of lessees’ financial commitments by requiring lease assets and lease liabilities to be recognized on the balance sheet for those leases classified as operating leases under current U.S. GAAP.  This update requires a lessee to recognize on the balance sheet a lease liability to make lease payments and a right of use asset, representing the right to use the underlying asset, during the term of the lease.  This update is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, using a modified retrospective approach, with early adoption permitted.  The Company is currently in the process of evaluating the impact that the adoption of this update will have on its financial statements.  While the impact of the adoption of this update is dependent upon leases outstanding at the time of adoption, the Company preliminarily believes the adoption of this update will not have a material impact on the Company’s consolidated financial statements, as the current gross amount of estimated future lease payments is less than 0.4% of total assets as of December 31, 2016.

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting (Topic 718).  This update simplifies several aspects of accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows.  The new guidance under the update requires all excess tax benefits and tax deficiencies be recognized as income tax expense or benefit on the income statement.  The amendments within the update are effective for fiscal years and all interim periods beginning after December 31, 2016, with early adoption permitted.  The Company is currently in the process of evaluating the impact the adoption of this update will have on the consolidated financial statements.  The Company preliminarily believes the adoption of this update will result in a marginal amount of volatility within income tax expense, depending on the amount and timing of share-based compensation award activity such as: the vesting of restricted stock awards and restricted stock units, as well as the exercise of stock options.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).  This update requires an entity to recognize revenue as performance obligations are met, in order to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration the entity is entitled to receive for those goods or services.  The following steps are applied in the updated guidance: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation.  The amendments within this update are effective for the quarter ending March 31, 2018.  The Company is currently in the process of evaluating the impact of the adoption of this update will have on the consolidated financial statements.  The Company preliminarily believes the adoption of this update will not have a material impact on the consolidated financial statements, as a majority of the Company’s revenue generating transactions are not included in the scope of this update.

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (Topic 825).  The amendments in this update require that public entities measure equity investments with readily determinable fair values, at fair value, with changes in their fair value recorded through net income.  This ASU also clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available for sale securities in combination with the entity’s other deferred tax assets.  The amendments within the update are effective for fiscal years and all interim periods beginning after December 15, 2017.  The Company is currently in the process of evaluating the impact of the adoption of this update, but preliminarily does not expect a material impact on the Company’s consolidated financial statements as the majority of the Company’s investment securities are classified as available for sale debt securities.

Note 1. Summary of Significant Accounting Policies - continued

Disclosure about Fair Value of Financial Instruments

Estimates of fair value have been determined by the Company using available market information and appropriate valuation methodologies.  However, considerable judgment is required to develop the estimates of fair value.  Accordingly, the estimates are not necessarily indicative of the amounts the Company could have realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Although management is not aware of any factors that would significantly affect estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since the balance sheet date and, therefore, current estimates of fair value may differ significantly from the amounts presented in the accompanying notes.

The Company determines the fair market values of financial instruments based on the fair value hierarchy established in U.S. GAAP.  The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale, and is based on an exit price in the principal market or most advantageous market in which the reporting entity could transact.  Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings or a particular financial instrument.  Pursuant to U.S. GAAP, the Company is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Specifically, U.S. GAAP describes three levels of inputs that may be used to measure fair value, as outlined below:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities may include debt and equity securities that are traded in an active exchange market and that are highly liquid and are actively traded in over the counter markets.

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments where fair value is determined using pricing models, discounted cash flow methodologies using market interest rates, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The following methods and assumptions were used by the Company in estimating fair values of financial instruments.  Many of these estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.

Cash and Cash Equivalents

The carrying amounts reported in the balance sheet for cash and cash equivalents approximate the fair values of those assets due to the short-term nature of the assets.

Investments in Securities Available for Sale

Fair values are based upon quoted market prices, where available.  If quoted market prices are not available, fair values are extrapolated from the quoted prices of similar instruments or through the use of other observable data supported by a valuation model.  The fair value of newly issued securities, for which there is not a sufficient history of market transactions on which to base a fair value determination under Level 1 or 2 of the hierarchy, are initially valued under Level 3 of the hierarchy.  At such time that sufficient history of market transactions is established, the securities’ fair value is determined under Level 1 or 2 of the hierarchy and accordingly the security is transferred out of Level 3 and into the applicable level.

Note 1. Summary of Significant Accounting Policies - continued

Federal Home Loan Bank Stock

The fair value of Federal Home Loan Bank (“FHLB”) stock is not readily determinable due to the lack of its transferability, as ownership of these securities is restricted to member banks.

Loans, Loans Held for Sale, and Accrued Interest Receivable

For variable rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying amounts.  The fair values for other loans (for example, fixed rate loans and loans that possess a rate variable other than daily or that are at their floor rate) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.  Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics.

The fair value of loans held for sale is determined, when possible, using quoted secondary market prices.  If no such quoted price exists, the fair value of the loan is determined using quoted prices for a similar asset or assets, adjusted for the specific attributes of that loan.  The carrying amount of accrued interest receivable approximates its fair value.

Impaired Loans

A loan is considered impaired when it is probable that payment of interest and principal will not be made in accordance with the original contractual terms of the loan agreement.  Impairment is measured based on a discounted cash flow analysis or in the case of loans that are deemed collateral dependent, impairment is measured based on the fair value of the underlying collateral, which is supported by the appraised value of the collateral less any estimated costs to sell.  Collateral dependent impaired loans are classified as non-recurring Level 2 when the fair value of the underlying collateral is based on an observable market price or current appraised value.  When current market prices are not available or the Company determines that the fair value of the underlying collateral is further impaired below appraised values based on Company specific experience with similar collateral, the Company records impaired loans as non-recurring Level 3.

Other Real Estate Owned and Foreclosed Collateral

Other real estate owned and foreclosed collateral are adjusted to fair value, less any estimated costs to sell, at the time the loans are transferred into this category.  The fair value of these assets is based on independent appraisals, observable market prices for similar assets, or management’s estimation of value.  When the fair value is based on independent appraisals or observable market prices for similar assets, the Company records other real estate owned or foreclosed collateral as non-recurring Level 2 assets. When appraised values are not available, there is no observable market price for similar assets, or management determines the fair value of the asset is further impaired below appraised values or observable market prices based on Company specific experience with similar assets, the Company records other real estate owned or foreclosed collateral as non-recurring Level 3 assets.  The most common adjustment to reported appraised values of collateral is a monthly discount linked to the passage of time since the last appraisal.  This discount factor may range between 1% and 3% per month and is consistent with that used in the appraisals to discount for the passage of time between the transaction date for comparable properties used in the appraisal and the appraisal date.

Federal Home Loan Bank Advances

The fair value disclosed for FHLB advances is determined by discounting contractual cash flows at current market interest rates for similar instruments.

Non-Interest Bearing Deposits

The fair values disclosed for non-interest bearing deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts).

Note 1. Summary of Significant Accounting Policies - continued

Interest Bearing Deposits and Accrued Interest Payable

The fair values disclosed for interest bearing deposits (for example, interest bearing checking accounts and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts).  The fair values for certificates of deposit are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.  The carrying amount of accrued interest payable approximates its fair value.

Junior Subordinated Debentures

The fair value disclosed for junior subordinated debentures is based on market prices of similar instruments issued with similar contractual terms and by issuers with a similar credit profile as the Company.

Derivative Financial Instruments

Derivative financial instruments consist of back-to-back interest rate swap contracts between the Company and certain of its borrowers, as well as between the Company and a counterparty bank.  These interest rate swaps involve the exchange of fixed and variable rate interest payments between the Company and its counterparties, and are accounted for as free standing derivative contracts, carried at fair value in the Company’s consolidated financial statements.  The fair value of these contracts is determined through a third party valuation model used by the Company’s counterparty bank, which uses observable market data inputs such as cash LIBOR rates, prices of Eurodollar futures contracts, and market swap rates.  The Company records interest rate swap contacts as recurring Level 2 assets and liabilities.

Off-Balance Sheet Instruments

Fair values of commitments to extend credit and standby letters of credit are based upon fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the counterparties’ credit standing.

Cash and Cash Equivalents

Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank.  In management’s opinion, the Bank is in compliance with the reserve requirements as of December 31, 2016.  The Company maintains amounts due from banks that exceed federally insured limits.  Historically the Company has not experienced any losses in such accounts.  For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks. Generally, interest bearing balances due from banks represent excess liquidity that the Company and/or Bank invests through other institutions overnight.

Investment Securities Available for Sale

The Company’s investment securities are classified as available for sale and are measured at fair value, with changes in unrealized gains and losses, net of applicable taxes, reported as a separate component of shareholders’ equity.  The fair values of most securities that are designated available for sale are based on quoted market prices.  If quoted market prices are not available, fair values are extrapolated from the quoted prices of similar instruments or through the use of other observable data supporting a valuation model.  Gains or losses on sales of investment securities are determined on the specific identification method and recorded as a component of non-interest income.  Premiums and discounts are amortized or accreted using the interest method over the expected lives of the related securities and recognized in interest income.

Other than Temporary Impairment (“OTTI”)

The Company periodically evaluates investments in the portfolio for OTTI and more specifically when conditions warrant such an evaluation.  When evaluating whether impairment is other than temporary, the Company considers, among other things, the following: (1) the length of time the security has been in an unrealized loss position, (2) the extent to which the security’s fair value is less than its cost, (3) the financial condition of the issuer, (4) any adverse changes in ratings issued by various rating agencies, (5) the intent and ability of the Company to hold such securities for a period of time sufficient to allow for any anticipated recovery in fair value and (6) in the case of mortgage related securities, credit enhancements, loan-to-values, credit scores, delinquency and default rates, cash flows and the extent to which those cash flows are within management’s initial expectations based on pre-purchase analyses.

Note 1. Summary of Significant Accounting Policies - continued

When an investment is deemed to be other than temporarily impaired, the Company assesses whether it has the intent to sell the investment, or if it is more likely than not that it will be required to sell the investment before its anticipated recovery of its full basis in the security.  If the Company does not intend, nor anticipates it will be required to sell the investment, it must still perform an evaluation of future cash flows it expects to receive from the investment to determine if a credit loss has occurred. The evaluation includes future cash flows from the investment the Company expects to collect, based on an assessment of all available information about the applicable investment.  The Company considers such factors as: the structure of the security and the Company’s position within that structure, the remaining payment terms for the security, prepayment speeds, default rates, loss severity on the collateral supporting the security, expected changes in real estate prices, and assumptions regarding interest rates, to determine whether the Company will recover the remaining amortized cost basis of the security.

In the event that a credit loss is deemed to have occurred, only the amount of impairment related to the credit loss is recognized in current period earnings. OTTI amounts related to all other factors, such as market conditions, are recorded as a component of accumulated other comprehensive income.

Federal Home Loan Bank Stock

The Bank is a member of the FHLB and as a condition of membership, the Bank is required to purchase stock in the FHLB. The required ownership of FHLB stock is based on the level of borrowing the Bank has obtained from the FHLB.  FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value.  There have been no events that would suggest that an impairment in the carrying value of the stock has occurred as of December 31, 2016.  Dividends received on the FHLB stock are reported as a component of interest income.

Loans Held for Sale

Loans held for sale are carried at the lower of cost or fair value, which is determined by the specified value in the sales contract with the third party buyer.  Net unrealized losses, if any, are recognized through a valuation allowance through charges to other non-interest expense.

Loans Held for Investment

Loans management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation allowances and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.  Nonrefundable fees and certain costs associated with originating or acquiring loans are deferred and accreted/amortized as an adjustment to interest income over the contractual lives of the loan.  Upon prepayment, unamortized loan fees, net of costs, are immediately recognized in interest income.  Other fees, including those collected upon principal prepayments, are included in interest income when received.

Loans for which the accrual of interest has been discontinued are designated as non-accruing loans.  The accrual of interest on loans is discontinued when principal and/or interest has become delinquent 90 days or more based on the contractual terms of the loan and/or when, in the opinion of management, there is reasonable doubt as to collectability, unless the loan is well secured and in the process of collection.  When loans are placed on non-accrual status, all interest previously accrued, but not collected, is reversed against current period interest income.  This policy is consistently applied to all portfolio segments.

Interest income generally is not recognized on non-accruing loans unless the likelihood of further loss is remote.  Interest payments received on non-accrual loans is generally applied as a reduction to the loan principal balance.  Interest accruals are resumed only when the loan is brought current with respect to interest and principal and when, in the judgment of management, all remaining principal and interest is deemed to be fully collectable, there has been at least six months of sustained repayment performance since the loan was placed on non-accrual status and/or management believes, based on current information, that the loan is no longer impaired.  Interest payments received from the borrower and applied as a reduction to the principal balance of the loan while the loan was on non-accrual status is not recognized in interest income until such time that the loan is repaid in full.

Note 1. Summary of Significant Accounting Policies - continued

The Company considers a loan to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement.  Measurement of impairment is based on expectations of future cash flows which are discounted at the loan’s original effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan.  The Company selects the measurement method on a loan-by-loan basis except that collateral dependent loans for which foreclosure is probable are measured for impairment based on the fair value of the collateral.  The Company recognizes interest income on impaired loans based on its existing methods of recognizing interest income on non-accrual loans.  All impaired loans are generally charged-off, either partially or fully, at such time that it is highly certain a loss has been realized.

Acquired Loans and Leases

Loans and leases acquired through purchase or through a business combination are recorded at their fair value at the acquisition date. Credit discounts are included in the determination of fair value; therefore, an allowance for loan and lease losses is not recorded at the acquisition date.  Subsequent to acquisition, if the Company’s allowance for loan and lease losses methodology indicates that the credit discount associated with acquired, non-purchased credit impaired loans, is no longer sufficient to cover probable losses inherent in those loans, the Company establishes an allowance for those loans through a charge to provision for loan and lease losses.

Purchased Credit Impaired Loans (“PCI loans”)

Acquired loans are evaluated upon acquisition for evidence of deterioration in credit quality since their origination to determine if it is probable the Company will be unable to collect all contractually required payments.  These loans are classified as PCI loans, while all other acquired loans are classified as non-PCI loans. The Company has elected to account for PCI loans at the individual loan level.  The Company estimates the amount and timing of expected cash flows for each loan.  The expected cash flow in excess of the loan’s carrying value, which is fair value on the date of acquisition, is referred to as the accretable yield, and is recorded as interest income over the remaining expected life of the loan.  The excess of the loan’s contractual principal and interest over expected cash flows is referred to as the non-accretable difference, and is representative of contractual amounts the Company does not expect to collect.  The non-accretable difference is not recorded in the Company’s consolidated financial statements.

Allowance for Loan and Lease Losses (“ALLL”)

The Company manages credit risk not only through extensive risk analyses performed prior to a loan’s approval, but also through the ongoing monitoring of loans within the portfolio, and more specifically certain types of loans that generally involve a greater degree of risk, such as commercial real estate, commercial lines of credit, agriculture, and construction/land loans. The Company monitors loans in the portfolio through an exhaustive internal process, at least quarterly, as well as with the assistance of independent loan reviews.  These reviews generally not only focus on problem loans, but also internally rated “pass” credits within certain pools of loans that may be expected to experience stress due to economic conditions.  This process allows the Company to validate credit risk grade ratings, underwriting structure, and the Company’s estimated exposure in the current economic environment as well as enhance communications with borrowers where necessary in an effort to mitigate potential future losses.  All significant problem loans are analyzed in detail at least quarterly, in order to properly estimate potential exposure to loss associated with these loans in a timely manner.

Each segment of loans in the portfolio possesses varying degrees of risk, based on, among other things, the type of loan, the purpose of the loan, the type of collateral securing the loan, and the sensitivity the borrower has to changes in certain external factors such as economic conditions.  The following provides a summary of the risks associated with various segments of the Company’s loan portfolio, which are factors management regularly considers when evaluating the adequacy of the ALLL:

•                  Real estate secured loans — consist primarily of loans secured by commercial real estate, multi-family, farmland, and 1 to 4 family residential properties.  As the majority of this segment is comprised of commercial real estate loans, risks associated with this segment lie primarily within that loan type.  Adverse economic conditions may result in a decline in business activity and increased vacancy rates for commercial properties.  These factors, in conjunction with a decline in real estate prices, may expose the Company to the potential for losses if a borrower cannot continue to service the loan with operating revenues, and the value of the property has declined to a level such that it no longer fully covers the Company’s recorded investment in the loan.

Note 1. Summary of Significant Accounting Policies - continued

•                  Construction and land — although construction and land loans generally possess a higher inherent risk of loss than other loans, improvements in the mix, collateral and nature of loans help to mitigate risks within this segment of the portfolio.  Risk arises from the necessity to complete projects within specified cost and time limits.  Trends in the construction industry may also impact the credit quality of these loans, as demand drives construction activity.  In addition, trends in real estate values significantly impact the credit quality of these loans, as property values determine the economic viability of future construction projects.

•                  Commercial — consist primarily of commercial and industrial loans (business lines of credit), agriculture loans, and other commercial purpose loans.  Repayment of commercial and industrial loans is generally provided from the cash flows of the related business to which the loan was made.  Adverse changes in economic conditions may result in a decline in business activity, which can impact a borrower’s ability to continue to make scheduled payments.  The risk of repayment of agriculture loans arises largely from factors beyond the control of the Company or the related borrower, such as commodity prices, general weather conditions, and drought.

•                  Consumer — the consumer loan portfolio is comprised primarily of a large number of small loans with scheduled amortization over a specific period.  The majority of consumer loans include installment loans, revolving credit plans, and credit card balances.  Weakened economic conditions may result in an increased level of delinquencies within this segment, as economic pressures may impact the capacity of such borrowers to repay their obligations.

ALLL Model Methodology

During the third quarter of 2015, the Company made a specific enhancement to its methodology for determining the general reserve component of the ALLL.  This enhancement related specifically to the methodology used to calculate the loss rates for loan risk grades within each loan type in the determination of the general reserve component of the ALLL. The enhanced methodology uses more granular loan level data to calculate loss rates for specific loan grades within each loan type, allowing for more detailed loan migration analysis, and the ability to determine average loss rates for each loan risk grade.  Although the total general reserve component of the ALLL for each loan type and portfolio segment is still based on total average historical losses for their respective loan types, management believes the allocation of the ALLL to each loan risk grade, within each loan type and the evaluation of the loss emergence period has become more granular under this methodology enhancement. The implementation of the ALLL model enhancement did not result in a required increase or decrease in the balance of the ALLL, or a material impact to the overall allocation of the ALLL.

The ALLL is maintained at a level which, in management’s judgment, is appropriate to absorb probable credit losses inherent in the loans within the loan portfolio as of the balance sheet date.  The amount of the ALLL is based on management’s evaluation of the collectability of the loan portfolio, including the nature and volume of the portfolio, credit concentrations, trends in historical loss experience, the level of certain classified balances and specific impaired loans, and economic conditions and the related impact on specific borrowers and industry groups.  The ALLL is increased by provisions for loan and lease losses and decreased by reversals of provisions for loan and lease losses, charged or credited to current period earnings.  The ALLL is also decreased by loan charge-offs and increased by recoveries on previously charged-off loans.  Changes in the ALLL relating to impaired loans, including troubled debt restructurings (“TDRs”), are charged or credited to the provision for loan and lease losses.  Due to uncertainties inherent in the estimation process, management’s estimate of probable credit losses inherent in the loan portfolio and the related allowance may change.

The process in which management determines the appropriate level of the ALLL involves the exercise of considerable judgment and the use of estimates.  While management utilizes its best judgment and all available information in determining the adequacy of the ALLL, the ultimate adequacy of the ALLL is dependent upon a variety of factors beyond the Company’s control, including but not limited to, the performance of the loan portfolio, changes in current and future economic conditions and the view of regulatory agencies regarding the level of classified assets.  Weakness in economic conditions and any other factor that may adversely affect credit quality and/or that may result in higher levels of: past due and non-accruing loans, loan defaults, and/or increased loan charge-offs, may require additional provisions for loan and lease losses in future periods and a higher balance in the Company’s ALLL.  The ALLL, as more fully described below, is comprised of three components: general reserves, specific loan reserves, and a reserve for PCI loans.  Please also see “Acquired Loans and Leases” of this Summary of Significant Accounting Policies for discussion concerning PCI loans.

Note 1. Summary of Significant Accounting Policies - continued

General Reserves — The general reserve component of the ALLL, which is not attributable to loans specifically identified as impaired, is determined through a two-step process.  First a quantitative allocation is determined by pooling performing loans by collateral type and purpose.  These pools of loans are then further segmented by an internal risk grading system that classifies loans as: pass, special mention, substandard and doubtful.  The Company’s risk grade system allows management, among other things, to identify the risk associated with each loan, and to provide a basis for estimating credit losses inherent in the portfolio. Risk grades are generally assigned based on information concerning the borrower and the strength of the collateral.  Risk grades are reviewed regularly by the Company’s credit committee and are scrutinized by independent loan reviews performed semi-annually, as well as by regulatory agencies during scheduled examinations.  Once credit risk grades have been assigned, estimated loss rates are then applied to each segment according to risk grade to determine the amount of the general portfolio allocation.  Estimated loss rates are determined through a migration analysis of historical losses for each segment of the loan portfolio, based on the Company’s prior experience with such loans, and the use of detailed loan level data, encompassing historical losses and average balance information for each loan type and risk grade.  The following provides brief definitions for credit risk grade ratings assigned to loans in the portfolio:

•                  Pass — credits that have strong credit quality with adequate collateral or secondary source of repayment and little existing or known weaknesses.  However, pass may include credits with exposure to certain potential factors that may adversely impact the credit, if they materialize, resulting in these credits being put on a watch list to monitor more closely than other pass rated credits. Such factors may be credit / relationship specific or general to an entire industry.

•                  Special Mention — credits that have potential weaknesses that deserve management’s close attention.  If not corrected, these potential weaknesses may result in deterioration of the repayment prospects for the credit at some future date.

•                  Substandard — credits that have a defined weakness or weaknesses which may jeopardize the orderly liquidation of the loan through cash flows, making it likely that repayment may have to come from some other source, such as the liquidation of collateral.  The Company is more likely to incur losses on substandard credits if the weakness or weaknesses identified in the credit are not corrected.

•                  Doubtful — credits that possess the characteristics of a substandard credit, but because of certain existing deficiencies related to the credit, full collection is highly questionable.  The probability of incurring some loss on such credits is high, but because of certain important and reasonably specific pending factors which may work to the advantage of strengthening the credit, charge-off is deferred until such time as the Company becomes reasonably certain that certain pending factors related to the credit will no longer provide some form of benefit.

The second component of the general reserve allocation of the ALLL is the qualitative allocation, and is determined by estimates the Company makes in regard to certain internal and external factors that may have either a positive or negative impact on the overall losses inherent in the loan portfolio.  Internal factors include trends in credit quality of the loan portfolio, the existence and the effects of concentrations, the composition and volume of the loan portfolio and the scope and frequency of the loan review process as well as any other factor determined by management to have an impact on the credit quality of the loan portfolio.  External factors include local, state and national economic and business conditions, as well as the estimated impact that environmental factors may have on certain segments of the loan portfolio, such as drought.  While management regularly reviews the estimated impact these internal and external factors are expected to have on the loan portfolio, there can be no assurance that an adverse change in any one or combination of these factors will not be in excess of management’s expectations.

Specific Loan Reserves — The specific reserve component of the ALLL is determined through the measurement of impairment on loans that have been identified as impaired during each reporting period.  A comprehensive analysis is performed at the time a loan is deemed impaired, which includes obtaining updated financial information regarding the borrower, obtaining updated appraisals on any collateral securing the loan and ultimately determining the extent to which the loan is impaired.  In measuring the fair value of the collateral, management uses assumptions and methodologies consistent with those that would be utilized by third party valuation experts.  For collateral dependent loans, impairment is measured based on an evaluation of the fair value of the collateral relative to the recorded investment in the loan.  If the primary source of repayment of the loan is deemed to be cash flows from the borrower, impairment is measured through a discounted cash flow analysis using the loan’s effective interest rate.  Once the amount of impairment has been determined, the Company establishes a corresponding valuation allowance which then becomes a component of the Company’s specific loan reserve in the ALLL.

Note 1. Summary of Significant Accounting Policies - continued

Reserve for PCI Loans — Quarterly, management performs an evaluation of future cash flows for PCI loans.  These evaluations are performed on the individual loan level for each PCI loan.  If current expectations of future cash flows are less than management’s previous expectations, other than due to decreases in interest rates and prepayment assumptions, an allowance for loan and leases losses is recorded with a charge to provision for loan and lease losses.  In the event there has been a probable and significant increase in expected future cash flows over that which was previously expected, the Company first reduces any previously established allowance for loan and lease losses, and then records an adjustment to interest income through a prospective increase in the accretable yield.

Impaired Loans

A loan is identified as impaired when, based on current information, it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement.  The Company periodically performs a review of all significant problem loans.  If based on this review it is determined that the loan is impaired, the Company obtains updated appraisal information on the underlying collateral for collateral dependent loans and updated cash-flow information if the loan is unsecured or primarily dependent on future operating or other cash flows from the borrower.  Once the updated financial information is obtained and analyzed by management, a valuation allowance, if necessary, is established against the loan or a loss is recognized by a charge to the ALLL.  Therefore, at the time a loan is considered impaired a valuation allowance typically has already been established or balances deemed uncollectable have been charged-off.

When a borrower discontinues making payments according to the original contractual terms of the loan agreement, the Company must determine if it is appropriate to continue the accrual of interest on the loan.  Generally, the Company places loans on non-accrual status and ceases the recognition of interest income when a loan has become delinquent 90 days or more, and/or when management believes the collection of all contractually required amounts is unlikely.  Therefore, the Company generally places impaired loans on non-accrual status due to doubt surrounding the ultimate collection of contractual amounts due.  Loans typically move to non-accrual status from the Company’s substandard risk grade.  When a loan is first classified as substandard, the Company performs a review of the loan in order to determine if the loan is impaired.  If upon a loan’s migration to non-accruing status, the financial information on the borrower previously obtained while the loan was classified as substandard is deemed to be outdated, the Company typically orders new appraisals on underlying collateral or obtains the most recent cash-flow information in order to have the most current indication of fair value.  For collateral dependent loans, if a complete appraisal is expected to take a significant amount of time to complete, the Company may also rely on a broker’s price opinion or other meaningful market data, such as comparable sales, in order to derive its best estimate of a property’s fair value, while waiting for an appraisal at the time of the decision to classify the loan as substandard and/or non-accruing.

An analysis of the underlying collateral is performed for loans on non-accrual status at least quarterly and new appraisals are typically received at least annually.  Corresponding changes in any related valuation allowance are made or balances deemed to be fully uncollectable are charged-off.  Cash-flow information for impaired loans dependent primarily on future operating or other cash-flows are updated quarterly as well, with subsequent shortfalls resulting in valuation allowance adjustments.

In certain instances the Company may work with the borrower to modify the terms of the loan agreement or otherwise restructure the loan in a way that would allow the borrower to continue to perform under the modified terms of the loan agreement. In those instances where modifications are made to loans, for which the borrower is experiencing financial difficulty and the Company has granted the borrower a concession that it would not have otherwise considered, the modifications constitute a TDR.  Concessions may include a reduction in the contractual rate of interest, extension payments or maturity, and/or a combination of other actions designed to maximize collection efforts.  The Company’s policy for monitoring loan modifications for potential TDRs is focused on loans risk graded as special mention, substandard or doubtful.  TDRs are considered impaired loans and require the Company to measure the amount of impairment, if any, and establish a specific reserve for the loan at the time the loan is restructured.

The Company considers a loan to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement.  Measurement of impairment is based on expectations of future cash flows which are discounted at the loan’s original effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan.  The Company selects the measurement method on a loan-by-loan basis except that collateral dependent loans for which foreclosure is probable are measured for impairment based on the fair value of the collateral.  The Company recognizes interest income on impaired loans based on its existing methods of recognizing interest income on non-accrual loans.  All impaired loans are generally charged-off, either partially or fully, at such time that it is highly certain a loss has been realized.

Note 1. Summary of Significant Accounting Policies - continued

Loan Charge-offs

The Company typically moves to charge-off loan balances when the loan becomes 90 days past due, unless it is well secured and in the process of collection.  The Company may also move to charge-off a loan when based on various evidence, it believes those balances are no longer collectable.  Evidence may include updated information related to a borrower’s financial condition or updated information related to collateral securing the loan.  If a loan’s credit quality deteriorates to the point that collection of principal through traditional means is believed by management to be doubtful, and management determines there is value in the collateral securing the loan through obtaining periodic appraisals, the Company generally takes steps to protect and liquidate the collateral.

Any loss resulting from the difference between the Company’s recorded investment in the loan and the fair market value of the collateral obtained through repossession is recognized by a charge to the ALLL.  For most real estate and commercial loans, the Company generally recognizes a charge-off to bring the carrying balance of the loan down to the estimated fair value of the underlying collateral or some other estimate of fair value when: (i) management determines that the asset is no longer collectable, (ii) repayment prospects for the credit have become unclear and/or are likely to occur over a time-frame the Company deems to be no longer reasonable, (iii) the loan or portion of the loan has been deemed a loss by the Company’s internal review and/or independent review functions, or has been deemed a loss by regulatory examiners, (iv) the borrower has or is in the process of filing for bankruptcy.  The Company’s charge-off policy is consistently applied to all portfolio segments.

The Company may defer charge-off on a loan, due to certain factors the Company has identified that may work to its benefit in minimizing potential losses.  Those factors may include: working with the borrower to restructure the loan in an effort to bring about a more favorable outcome, the identification of an additional source of repayment, sufficient collateral to cover the Company’s recorded investment in the loan, or any other identified factor that may work to strengthen the credit and reduce the potential for loss.

Appraisals for Loans Secured by Real Estate Collateral

For loan commitments greater than $750 thousand and a remaining term greater than one year at the loan’s anniversary date, the Bank has a policy to perform an annual review of the borrower’s financial condition and of any real estate securing the loan. This review includes, among other things, a physical inspection of the real estate securing the loan, an analysis of any related rent rolls, an analysis of all borrower and guarantor tax returns and financial statements. This information is used internally by the Bank to validate all covenants and the risk grade assigned to the loan. If during the review process the Bank learns of additional information that would suggest that the borrower’s ability to repay has deteriorated since the original underwriting of the loan, and repayment may now be dependent on liquidation of the collateral, an additional independent appraisal of the collateral is requested. If based on the updated appraisal information it is determined the value of the collateral is impaired and the Bank no longer expects to collect all previously determined amounts related to the loan as stipulated in the loan’s original agreement, the Bank typically moves to establish a valuation allowance for the loan or charge-off such differences.

In general, once a loan is deemed to be impaired and/or the loan was downgraded to substandard status, the loan becomes the responsibility of the Bank’s Special Assets department, which provides more diligent oversight of problem credits. This oversight includes, among other things, a review of all previous appraisals of collateral securing such loans and determining in the Bank’s best judgment if those appraisals still represent the current fair value of the loan. Additional appraisals may be ordered at this time and annually thereafter, if deemed necessary.

Reserve for Off-Balance Sheet Loan Commitments

The Company has exposure to losses from unfunded loan commitments and letters of credit.  Since the funds have not been disbursed on these commitments, they are not reported as loans outstanding.  Estimated losses related to these commitments are not included in the ALLL, instead they are accounted for as a separate loss contingency reserve and included within other liabilities on the Company’s consolidated balance sheets.  Adjustments to this reserve are recorded as a charge to earnings, which is included in other non-interest expense on the consolidated statements of income.  Losses are experienced when the Company is contractually obligated to make a payment under these instruments and must seek repayment from a party that may not be as financially sound in the current period as it was when the commitment was originally made.

Note 1. Summary of Significant Accounting Policies - continued

Premises and Equipment

Land is carried at cost.  Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which range from three to ten years for furniture and fixtures and thirty years for buildings.  Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter.  Expenditures for improvements or major repairs are capitalized and those for ordinary repairs and maintenance are charged to expense as incurred.

Income Taxes

Income taxes reported in the consolidated financial statements are computed based on an asset and liability approach. The Company recognizes the amount of taxes payable or refundable for the current year, and deferred tax assets and liabilities for the future tax consequences that have been recognized in the financial statement or tax returns.  The measurement of tax assets and liabilities is based on the provisions of enacted tax laws.  The Company files consolidated federal and combined state income tax returns.  A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.  Interest expense and penalties associated with unrecognized tax benefits, if any, are classified as income tax expense in the consolidated statements of operations.  Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

Deferred tax assets are recognized subject to management’s judgment that realization is more likely than not.  In making the determination whether a deferred tax asset is more likely than not to be realized, management performs a quarterly evaluation of all available positive and negative evidence including the possibility of future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial results.  A deferred tax asset valuation allowance is established to reduce the net carrying amount of deferred tax assets if it is determined to be more likely than not that all or some portion of the deferred tax asset will not be realized. See also Note 8. Income Taxes, of these consolidated financial statements for additional information related to deferred income taxes.

Bank Owned Life Insurance (“BOLI”)

The Company has purchased life insurance policies on certain employees, which are referred to as BOLI.  These policies are recorded in the consolidated balance sheets at their cash surrender value.  Income and expense from these policies and changes in the cash surrender value are recorded in non-interest income and non-interest expense in the consolidated statements of income.

Goodwill and Other Intangible Assets

Intangible assets are comprised of goodwill, core deposit intangibles and other identifiable intangibles acquired in business combinations. Intangible assets with definite useful lives are amortized over their respective estimated useful lives.  If an event occurs that indicates the carrying amount of an intangible asset may not be recoverable, management reviews the asset for impairment.  Any goodwill and any intangible asset acquired in a purchase business combination determined to have an indefinite useful life is not amortized, but is evaluated for impairment, at a minimum, on an annual basis.

The Company applies a qualitative analysis of conditions in order to determine if it is more likely than not that the carrying value is impaired.  In the event that the qualitative analysis suggests that the carrying value of goodwill may be impaired, the Company, with the assistance of an independent third party valuation firm, uses several quantitative valuation methodologies in evaluating goodwill for impairment including a discounted cash flow approach that includes assumptions made concerning the future earnings potential of the organization, and a market-based approach that looks at values for organizations of comparable size, structure and business model.  The current year’s review of qualitative factors did not indicate that impairment has occurred, as such no quantitative analysis was performed at December 31, 2016.

Note 1. Summary of Significant Accounting Policies - continued

Other Real Estate Owned (“OREO”)

Real estate and other property acquired in full or partial settlement of loan obligations is referred to as OREO.  These assets are originally recorded in the Company’s consolidated financial statements at their estimated fair value less any costs to sell the property.  When OREO assets are acquired, typically through foreclosure or surrendered in lieu of foreclosure, the Company compares the estimated fair value of the property against its recorded investment in the related loan.  If the estimated fair value of the property, including estimates for the cost to sell, is less than the recorded investment in the related loan, the difference in the carrying value of the loan is charged to the allowance for loan and lease losses prior to the loan’s transfer to OREO.  Should the fair value of OREO decline in subsequent periods, the Company establishes a valuation allowance for OREO through a charge to non-interest expense.  All related operating or maintenance costs are charged to non-interest expense as incurred. Any subsequent gains or losses on the sale of OREO assets are recorded as a component of non-interest income.

Federal Home Loan Bank Borrowings

The Company may borrow from the FHLB at competitive rates, which typically approximate the London Inter-Bank Offered Rate (“LIBOR”) for the equivalent term because they are secured with investments in high quality loans.  Interest is accrued on a monthly basis based on the outstanding borrowing’s interest rate and is included in interest expense on other borrowings.

Salary Continuation Plan Agreements

The Company has entered into salary continuation plan agreements with certain executive and senior officers.  The measurement of the liability under these agreements is estimated using a discounted cash flow model, which includes estimates involving the length of time before retirement, estimated long-term discount rates based on the Bank’s long-term borrowing rates at the time the agreement is executed, and expected benefit levels.  Should these estimates vary substantially from actual events, the level of expense recognized in the future to provide these benefits could materially vary.

Accumulated Other Comprehensive Income

The Company records changes in the unrealized gain (loss) on available for sale securities, net of income taxes, as an adjustment to accumulated other comprehensive income.  Unrealized gains (losses) on available for sale securities are reclassified to current period earnings as the gains (losses) are realized upon the sale of securities.  Unrealized losses related to OTTI are reclassified to current period earnings at the time OTTI is deemed to have occurred.  Unrealized gains (losses) related to available for sale securities was the only component of accumulated other comprehensive income for the Company for the years ended December 31, 2016, 2015 and 2014.

Share-Based Compensation

The Company grants incentive and non-qualified stock options, as well as restricted stock to directors and employees as a form of compensation. U.S. GAAP requires the Company to recognize compensation expense for the grant-date fair value of stock options and other equity-based forms of compensation over the period the awards are expected to vest.  For liability classified awards, the Company re-measures the amount of the liability attributable to those each period, which is based on changes in the Company’s stock price.  The Company uses a straight-line method for the recognition of all share-based compensation expense.  See also Note 13. Share-Based Compensation Plans, of these consolidated financial statements for additional information related to share-based compensation.

Earnings Per Share

Basic earnings per common share are computed by dividing net income allocable to common shareholders by the weighted average number of common shares outstanding for the reporting period.  Diluted earnings per common share are computed by dividing net income allocable to common shareholders by the weighted average number of common shares outstanding over the reporting period, adjusted to include the effect of potentially dilutive common shares.  Potentially dilutive common shares are determined using the treasury stock method and include incremental shares issuable upon the exercise of stock options and other share-based compensation awards, such as restricted stock and restricted stock units that settle in shares of the Company’s common stock.  Unvested restricted stock awards contain non-forfeitable rights to receive dividends.  As such, these awards are considered participating securities and the Company has applied the two-class method in the computation of basic and diluted earnings per share in periods where these awards are outstanding.

Note 1. Summary of Significant Accounting Policies - continued

Under the two-class method, distributed and undistributed earnings allocable to participating securities are deducted from net income to determine net income allocable to common shareholders, which is then used in the numerator of both basic and diluted earnings per share calculations.  The computation of diluted earnings per common share excludes the impact of the assumed exercise or issuance of securities that would have an anti-dilutive effect, which can occur when the Company reports a net loss or when the market price for the Company’s stock falls below the exercise price of equity awards issued by the Company.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Legal costs incurred to defend such matters are expensed as incurred.  Management does not believe there are any such matters that will have a material effect on the consolidated financial statements.

Derivative Financial Instruments

Derivative financial instruments consist of back-to-back interest rate swap contracts which are accounted for as free standing derivative contracts, carried at fair value, and are included in other assets and other liabilities in the Company’s consolidated financial statements.  These interest rate swaps allow the Company to provide variable rate financing to qualified borrowers, while allowing these borrowers to effectively convert their variable rate obligations to a fixed stream of cash flows.  Changes in the fair value of these derivative instruments are recorded in other non-interest income.  Since the interest rate swap contacts the Company enters into with certain of its borrowers have identical terms to the interest rate swap contracts entered into with the counterparty bank, changes in the fair value of interest rate swap assets and liabilities offset each other in the consolidated statements of income.  Favorable variances in the pricing of interest rate swaps between the Company and its borrowers compared to that of the pricing of corresponding swaps between the Company and its counterparty bank are recognized as gains on derivative instruments at the inception of the transaction and are included in non-interest income.

Note 2. Merger Agreement

Merger Agreement

On December 12, 2016, the Company and Pacific Premier Bancorp, Inc., a Delaware corporation (“PPBI”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which the Company will be merged with and into PPBI, with PPBI surviving (the “Corporate Merger”), immediately followed by the merger of Heritage Oaks Bank with and into Pacific Premier Bank, the wholly-owned bank subsidiary of PPBI (“Pacific Premier”), with Pacific Premier surviving (the “Bank Merger”).  The Corporate Merger and Bank Merger are collectively referred to in this Annual Report on Form 10-K as the “Announced Transaction.”  The consideration paid to shareholders of the Company will consist of whole shares of PPBI common stock, and cash in lieu of fractional shares of PPBI common stock.  Upon consummation of the Corporate Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive 0.3471 shares of PPBI common stock.

The Merger agreement contains customary representations and warranties from the Company to PPBI, which are qualified by the confidential disclosures provided by the Company to PPBI, and customary representations and warranties from PPBI to the Company.

Note 3. Business Combination

Acquisition of Mission Community Bancorp

On February 28, 2014, the Company acquired 100% of the outstanding common shares of Mission Community Bancorp (“MISN”) and all unexercised warrants and options to purchase MISN common stock were cancelled, in exchange for 7,541,326 shares of the Company’s common stock and $8.7 million in cash (the “MISN Transaction”).  Through the MISN Transaction, the Company acquired $453.7 million in assets, including $280.6 million in loans, and assumed $384.7 million in liabilities, including $371.5 million in deposits.  The MISN Transaction was valued at $69.0 million.  In conjunction with the MISN Transaction, MISN’s wholly-owned bank subsidiary, Mission Community Bank, was merged with and into Heritage Oaks Bank.

Note 3. Business Combination - continued

The following table presents unaudited pro forma information as if the MISN Transaction had occurred on January 1, 2013, which includes the pre-acquisition period for MISN.  The unaudited pro forma information includes adjustments for interest income on loans and securities acquired, amortization of intangibles arising from the transaction, depreciation expense on property acquired, interest expense on deposits and borrowings acquired, and the related income tax effects.  The unaudited pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the transaction been effected on the assumed date.

For the Year Ended
December 31,
2014
(dollars in thousands,
except per share data)
Net interest income	$61,185
Provision for loan and lease losses	—
Non-interest income	10,189
Non-interest expense	58,227
Income before income taxes	13,147
Income tax expense	4,553
Net income	$8,594
Earnings Per Common Share
Basic	$0.25
Diluted	$0.25

Note 4. Fair Value of Assets and Liabilities

Recurring Basis

The following table provides a summary of the financial instruments the Company measures at fair value on a recurring basis as of December 31, 2016 and 2015:

	As of	Fair Value Measurements Using
	December 31,	Quoted Prices in	Significant Other	Significant
	2016	Active Markets for	Observable	Unobservable
	Assets At	Identical Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)
	(dollars in thousands)
Assets
Available for sale investments:
Obligations of U.S. government agencies	$60,643	$—	$60,643	$—
Mortgage backed securities
U.S. government sponsored entities and agencies	239,335	—	239,335	—
Non-agency	24,237	—	24,237	—
State and municipal securities	125,831	—	125,831	—
Asset backed securities	8,771	—	8,771	—
Derivative financial instruments:
Interest rate swaps	1,364	—	1,364	—
Total assets measured on a recurring basis	$460,181	$—	$460,181	$—
Liabilities
Derivative financial instruments:
Interest rate swaps	$1,364	$—	$1,364	$—
Total liabilities measured on a recurring basis	$1,364	$—	$1,364	$—

Note 4. Fair Value of Assets and Liabilities — continued

	As of	Fair Value Measurements Using
	December 31,	Quoted Prices in	Significant Other	Significant
	2015	Active Markets for	Observable	Unobservable
	Assets At	Identical Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)
	(dollars in thousands)
Assets
Available for sale investments:
Obligations of U.S. government agencies	$47,318	$—	$47,318	$—
Mortgage backed securities
U.S. government sponsored entities and agencies	245,235	—	245,235	—
Non-agency	34,317	—	34,317	—
State and municipal securities	108,406	—	108,406	—
Asset backed securities	15,627	—	15,627	—
Other investments	32	32	—	—
Derivative financial instruments:
Interest rate swaps	—	—	—	—
Total assets measured on a recurring basis	$450,935	$32	$450,903	$—
Liabilities
Derivative financial instruments:
Interest rate swaps	$—	$—	$—	$—
Total liabilities measured on a recurring basis	$—	$—	$—	$—

There were no transfers between levels of fair value measures during 2016 and 2015 for assets measured at fair value on a recurring basis.  There were no liabilities measured on a recurring basis during 2015.  As of December 31, 2016 and 2015, there were no assets or liabilities classified as Level 3.

Non-recurring Basis

The Company may be required, from time to time, to measure certain assets and liabilities at fair value on a non-recurring basis.  These include assets and liabilities that are measured at the lower of cost or fair value, and that were recognized at fair value which was below cost.  Certain impaired loans are recorded in the Company’s consolidated financial statements using the discounted cash flow method versus the collateral method.  The discounted cash flow method as prescribed by ASC 310 Receivables, is not a fair value measurement since the discount rate utilized is the loan’s effective interest rate, which is not considered a market rate for those loans.  The discounted cash flow approach is used to measure impairment for certain impaired loans, because of the significant payment history and the global cash flow analysis performed on each borrower.

The following tables provide a summary of assets the Company measures at fair value on a non-recurring basis as of December 31, 2016 and 2015.  There were no assets or liabilities measured at fair value on a non-recurring basis as of December 31, 2015.

	As of	Fair Value Measurements Using
	December 31,	Quoted Prices in	Significant Other	Significant
	2016	Active Markets for	Observable	Unobservable	Year To
	Assets At	Identical Assets	Inputs	Inputs	Date Losses
	Fair Value	(Level 1)	(Level 2)	(Level 3)	(Recoveries)
(dollars in thousands)
Assets
Foreclosed assets	$70	$—	$70	$—	$18
Total assets measured on a non-recurring basis	$70	$—	$70	$—	$18

Note 4. Fair Value of Assets and Liabilities — continued

	As of	Fair Value Measurements Using
	December 31,	Quoted Prices in	Significant Other	Significant
	2015	Active Markets for	Observable	Unobservable	Year To
	Assets At	Identical Assets	Inputs	Inputs	Date Losses
	Fair Value	(Level 1)	(Level 2)	(Level 3)	(Recoveries)
(dollars in thousands)
Assets
Foreclosed assets	$—	$—	$—	$—	$—
Total assets measured on a non-recurring basis	$—	$—	$—	$—	$—

There were no transfers between levels of fair value measures during 2016 and 2015 for assets measured at fair value on a non-recurring basis.

Fair Value of Financial Instruments

The following tables provide a summary of the estimated fair value of financial instruments at December 31, 2016 and 2015:

	As of	Fair Value Measurements Using
	December 31,	Quoted Prices in	Significant Other	Significant
	2016	Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Amount	(Level 1)	(Level 2)	(Level 3)	Fair Value
	(dollars in thousands)
Assets
Cash and cash equivalents	$50,874	$50,874	$—	$—	$50,874
Investment securities available for sale	458,817	—	458,817	—	458,817
Federal Home Loan Bank stock	7,853	—	—	—	N/A
Loans receivable, net	1,367,042	—	—	1,355,761	1,355,761
Loans held for sale	10,055	—	10,055	—	10,055
Interest rate swaps	1,364	—	1,364	—	1,364
Accrued interest receivable	6,834	—	2,840	3,994	6,834
Liabilities
Non-interest bearing deposits	573,957	573,957	—	—	573,957
Interest bearing deposits	1,109,938	—	1,108,247	—	1,108,247
Federal Home Loan Bank advances	107,500	—	107,503	—	107,503
Junior subordinated debentures	10,612	—	—	9,185	9,185
Interest rate swaps	1,364	—	1,364	—	1,364
Accrued interest payable	489	—	489	—	489

Note 4. Fair Value of Assets and Liabilities — continued

	As of	Fair Value Measurements Using
	December 31,	Quoted Prices in	Significant Other	Significant
	2015	Active Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
	Amount	(Level 1)	(Level 2)	(Level 3)	Fair Value
	(dollars in thousands)
Assets
Cash and cash equivalents	$69,923	$69,923	$—	$—	$69,923
Investment securities available for sale	450,935	32	450,903	—	450,935
Federal Home Loan Bank stock	7,853	—	—	—	N/A
Loans receivable, net	1,228,696	—	—	1,250,903	1,250,903
Loans held for sale	9,755	—	9,755	—	9,755
Interest rate swaps	—	—	—	—	—
Accrued interest receivable	6,256	—	2,589	3,667	6,256
Liabilities
Non-interest bearing deposits	514,559	514,559	—	—	514,559
Interest bearing deposits	1,050,402	—	1,051,731	—	1,051,731
Federal Home Loan Bank advances	103,521	—	104,718	—	104,718
Junior subordinated debentures	10,438	—	—	8,195	8,195
Interest rate swaps	—	—	—	—	—
Accrued interest payable	390	—	390	—	390

Information on off-balance sheet instruments as of December 31, 2016 and 2015 follows:

	December 31, 2016		December 31, 2015
	Notional	Cost to Cede	Notional	Cost to Cede
	Amount	or Assume	Amount	or Assume
(dollars in thousands)
Off-balance sheet instruments, commitments to extend credit and standby letters of credit	$276,184	$2,762	$255,093	$2,551

Note 5. Investment Securities

The following tables set forth the amortized cost and fair values of the Company’s investment securities, all of which are reported as available for sale at December 31, 2016 and 2015:

	December 31, 2016
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(dollars in thousands)
Obligations of U.S. government agencies	$61,119	$105	$(581)	$60,643
Mortgage backed securities
U.S. government sponsored entities and agencies	242,203	857	(3,725)	239,335
Non-agency	24,224	46	(33)	24,237
State and municipal securities	125,911	2,154	(2,234)	125,831
Asset backed securities	8,956	—	(185)	8,771
Total available for sale securities	$462,413	$3,162	$(6,758)	$458,817

Note 5. Investment Securities - continued

	December 31, 2015
		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(dollars in thousands)
Obligations of U.S. government agencies	$47,478	$269	$(429)	$47,318
Mortgage backed securities
U.S. government sponsored entities and agencies	246,561	986	(2,312)	245,235
Non-agency	34,645	—	(328)	34,317
State and municipal securities	105,164	3,486	(244)	108,406
Asset backed securities	16,183	—	(556)	15,627
Other investments	100	—	(68)	32
Total available for sale securities	$450,131	$4,741	$(3,937)	$450,935

Those investment securities available for sale which have an unrealized loss position at December 31, 2016 and 2015 are detailed below:

	December 31, 2016
	Less Than Twelve Months		Twelve Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
	(dollars in thousands)
Obligations of U.S. government agencies	$21,704	$(78)	$29,879	$(503)	$51,583	$(581)
Mortgage backed securities
U.S. government sponsored entities and agencies	142,895	(3,098)	20,733	(627)	163,628	(3,725)
Non-agency	9,433	(29)	634	(4)	10,067	(33)
State and municipal securities	54,527	(2,234)	—	—	54,527	(2,234)
Asset backed securities	—	—	8,771	(185)	8,771	(185)
Total	$228,559	$(5,439)	$60,017	$(1,319)	$288,576	$(6,758)

	December 31, 2015
	Less Than Twelve Months		Twelve Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
	(dollars in thousands)
Obligations of U.S. government agencies	$34,533	$(429)	$—	$—	$34,533	$(429)
Mortgage backed securities
U.S. government sponsored entities and agencies	131,570	(1,485)	31,558	(827)	163,128	(2,312)
Non-agency	31,400	(317)	2,917	(11)	34,317	(328)
State and municipal securities	15,660	(243)	235	(1)	15,895	(244)
Asset backed securities	—	—	15,626	(556)	15,626	(556)
Other investments	32	(68)	—	—	32	(68)
Total	$213,195	$(2,542)	$50,336	$(1,395)	$263,531	$(3,937)

A total of 138 and 104 securities were in an unrealized loss position as of December 31, 2016 and 2015, respectively.  As of December 31, 2016, the Company believes that unrealized losses on its investment securities are not attributable to credit quality, but rather fluctuations in market prices.  In the case of the agency mortgage related securities, contractual cash flows are guaranteed by agencies of the U.S. Government. While the Company’s investment security holdings have contractual maturity dates that range from 1 to 40 years, they have a much shorter effective duration dependent on the instrument’s priority in the overall cash flow structure and the characteristics of the loans underlying the investment security.

Note 5. Investment Securities - continued

Management does not intend to sell and it is unlikely that management will be required to sell the securities prior to their anticipated recovery.  As of December 31, 2016, the Company does not believe unrealized losses related to any of its securities are other than temporary.

The proceeds from the sales and calls of securities and the associated gains and losses are listed below for the years ended December 31, 2016, 2015 and 2014:

	For the Years Ended
	December 31,
	2016	2015	2014
	(dollars in thousands)
Proceeds	$107,566	$55,184	$129,074
Gross gains	1,305	815	1,050
Gross losses	(414)	(174)	(404)

The income tax expense related to these net realized gains was $0.4 million, $0.3 million, and $0.3 million, during the years ended December 31, 2016, 2015 and 2014 respectively.

The table below provides a maturity distribution of available for sale investment securities at December 31, 2016 and 2015. The table reflects the expected lives of mortgage-backed securities, based on the Company’s historical prepayment experience, because borrowers have the right to prepay obligations without prepayment penalties.  Contractual maturities are reflected for all other security types.  Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2016		December 31, 2015
	Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value
	(dollars in thousands)
Due one year or less	$43,127	$43,015	$51,049	$50,978
Due after one year through five years	147,891	147,201	153,444	152,916
Due after five years through ten years	187,652	186,296	182,996	184,870
Due after ten years	83,743	82,305	62,642	62,171
Total	$462,413	$458,817	$450,131	$450,935

Securities having an amortized cost and a fair value of $184.8 million and $183.8 million, respectively at December 31, 2016, and $153.9 million and $155.2 million, respectively at December 31, 2015 were pledged to secure public deposits.  At December 31, 2016 and 2015, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of total securities.

Note 5. Investment Securities - continued

The following table summarizes earnings on investment securities, both taxable, and those that are exempt from federal taxation:

	For the Years Ended
	December 31,
	2016	2015	2014
	(dollars in thousands)
Taxable earnings on investment securities
Mortgage backed securities	$4,695	$3,675	$4,433
Obligations of U.S. government agencies	915	645	348
State and municipal securities	621	527	85
Asset backed securities	123	147	353
Corporate debt securities	—	—	6
Earnings on investment securities exempt from federal taxation
State and municipal securities	2,550	2,317	2,013
Total	$8,904	$7,311	$7,238

Note 6. Loans and Allowance for Loan and Lease Losses

The following table provides a summary of outstanding loan balances:

	December 31, 2016			December 31, 2015
	Non-PCI	PCI	Total Loans	Non-PCI	PCI	Total Loans
	Loans	Loans	Receivable	Loans	Loans	Receivable
	(dollars in thousands)
Real Estate Secured
Commercial	$638,089	$5,602	$643,691	$573,559	$5,685	$579,244
Residential 1 to 4 family	205,875	124	205,999	165,256	573	165,829
Farmland	155,771	—	155,771	120,566	—	120,566
Multi-family residential	77,941	—	77,941	79,381	—	79,381
Home equity lines of credit	24,796	—	24,796	31,387	—	31,387
Construction and land	21,642	224	21,866	35,387	282	35,669
Total real estate secured	1,124,114	5,950	1,130,064	1,005,536	6,540	1,012,076
Commercial
Commercial and industrial	182,165	472	182,637	164,025	783	164,808
Agriculture	67,095	1,470	68,565	62,911	1,452	64,363
Total commercial	249,260	1,942	251,202	226,936	2,235	229,171
Consumer	4,196	—	4,196	6,033	—	6,033
Total loans held for investment	1,377,570	7,892	1,385,462	1,238,505	8,775	1,247,280
Deferred loan fees	(1,183)	—	(1,183)	(1,132)	—	(1,132)
Allowance for loan and lease losses	(17,237)	—	(17,237)	(17,373)	(79)	(17,452)
Total net loans held for investment	$1,359,150	$7,892	$1,367,042	$1,220,000	$8,696	$1,228,696
Loans held for sale	$10,055	$—	$10,055	$9,755	$—	$9,755

Non-PCI loans acquired in the MISN Transaction totaled $132.4 million and $163.8 million as of December 31, 2016 and 2015, respectively, and are included in total non-PCI loans in the table above.  The decline in MISN loan balances is attributable to loan prepayments, payoffs, and scheduled principal reduction.  Loans held for sale consist of single-family residential mortgage loans under contract to be sold in the secondary market.  In most cases these loans are sold within thirty to sixty days.

Note 6. Loans and Allowance for Loan and Lease Losses — continued

Concentration of Credit Risk

The Company held loans that were collateralized by various forms of real estate, including residential 1 to 4 family loans originated and held for sale, totaling $1.1 billion and $1.0 billion at December 31, 2016 and 2015, respectively.  These loans are generally made to borrowers located in the counties of San Luis Obispo, Santa Barbara, and Ventura.  The Company attempts to reduce its concentration of credit risk by making loans which are diversified by product type.  While Management believes that the collateral presently securing this portfolio is adequate, there can be no assurance that deterioration in the California real estate market, or the impact of the current California drought on our real estate collateralized loans, would not expose the Company to significantly greater credit risk.

Loans Serviced for Others

Loans serviced for others are not included in the Company’s consolidated financial statements.  The unpaid principal balance of loans serviced for others, exclusive of Small Business Administration (“SBA”) loans, was $33.3 million and $38.0 million at December 31, 2016 and 2015, respectively. Periodically, the Company originates SBA loans for sale for which it retains the servicing of the guaranteed portion of the loan sold.  At December 31, 2016 and 2015, the unpaid principal balance of SBA loans serviced for others totaled $6.3 million and $8.5 million, respectively.  The Company did not sell any SBA loans during the years ended December 31, 2016 and 2015.  Gains related to the sale of SBA loans totaled $43 thousand for the year ended December 31, 2014 and are included as a component of other income in non-interest income.

Pledged Loans

At December 31, 2016, the Bank pledged $748.8 million of loans to the FHLB of San Francisco to secure a credit facility totaling $517.8 million under a blanket lien.  Of this credit facility, $10.2 million is available as a line of credit, while the remainder is available for potential future borrowings.

Purchased Credit Impaired Loans

As part of the MISN Transaction, described in Note 3. Business Combination, of these consolidated financial statements, the Company acquired certain loans classified as PCI loans.  These loans have exhibited evidence of deterioration in credit quality since their origination, and at their acquisition it was deemed probable all contractually required payments would not be collected.

The table below summarizes the unpaid principal balance and carrying amount of PCI loans as of December 31, 2016 and 2015:

	December 31, 2016		December 31, 2015
	Unpaid Principal	Carrying	Unpaid Principal	Carrying
	Balance	Amount	Balance	Amount
	(dollars in thousands)
Real Estate Secured
Commercial	$6,872	$5,602	$7,139	$5,685
Construction and land	300	224	382	282
Residential 1 to 4 family	196	124	875	573
Total real estate secured	7,368	5,950	8,396	6,540
Commercial
Agriculture	1,500	1,470	1,500	1,452
Commercial and industrial	742	472	1,211	783
Total commercial	2,242	1,942	2,711	2,235
Total PCI loans	$9,610	$7,892	$11,107	$8,775

Note 6. Loans and Allowance for Loan and Lease Losses — continued

The following table summarizes the accretable yield, or income expected to be collected on PCI loans:

	For the Years Ended
	December 31,
	2016	2015	2014
	(dollars in thousands)
Beginning balance	$3,821	$4,374	$—
Additions (1)	—	—	4,673
Accretion of income	(1,077)	(1,431)	(1,362)
Changes in expected cash flows (2)	(104)	878	1,063
Ending balance	$2,640	$3,821	$4,374

(1)         Attributable to loans acquired in the MISN Transaction.

(2)         Changes in expected cash flows during the year ended December 31, 2016 were driven by prepayments on PCI loans.  Changes in expected cash flows during the years ended December 31, 2015 and 2014 were attributed to positive changes in expectations of future cash flows on PCI loans.

Impaired Loans

The following tables provide a summary of the Company’s recorded investment in non-PCI and PCI impaired loans as of and for the periods presented.

	For the Year Ended December 31, 2016
		Unpaid	Specific	Average	Interest
	Recorded	Principal	Allowance for	Recorded	Income
	Investment	Balance	Impaired Loans	Investment	Recognized
	(dollars in thousands)
Non-PCI Loans
Without Related Allowance
Real Estate Secured
Construction and land	$3,857	$8,630	$—	$4,663	$72
Commercial	2,254	2,877	—	2,967	119
Residential 1 to 4 family	375	519	—	423	25
Farmland	322	329	—	516	32
Home equity lines of credit	46	46	—	69	—
Commercial
Commercial and industrial	2,786	3,046	—	3,224	194
Agriculture	603	694	—	1,066	58
Consumer	75	91	—	145	6
Total	10,318	16,232	—	13,073	506
With Related Allowance
Real Estate Secured
Commercial	277	296	24	285	15
Commercial
Commercial and industrial	3,783	3,837	331	1,876	93
Agriculture	322	332	80	362	10
Total	4,382	4,465	435	2,523	118
Total Non-PCI impaired loans	$14,700	$20,697	$435	$15,596	$624

Note 6. Loans and Allowance for Loan and Lease Losses — continued

	For the Year Ended December 31, 2016
		Unpaid	Specific	Average	Interest
	Recorded	Principal	Allowance for	Recorded	Income
	Investment	Balance	Impaired Loans	Investment	Recognized
	(dollars in thousands)
PCI Loans (1)
Without Related Allowance
Real Estate Secured
Commercial	$5,602	$6,872	$—	$5,639	$550
Residential 1 to 4 family	124	196	—	303	256
Construction and land	224	300	—	255	45
Commercial
Agriculture	1,470	1,500	—	1,460	118
Commercial and industrial	472	742	—	596	108
Total PCI loans	$7,892	$9,610	$—	$8,253	$1,077

(1)              At December 31, 2016 there was no ALLL for PCI loans.

	For the Year Ended December 31, 2015
		Unpaid	Specific	Average	Interest
	Recorded	Principal	Allowance for	Recorded	Income
	Investment	Balance	Impaired Loans	Investment	Recognized
	(dollars in thousands)
Non-PCI Loans
Without Related Allowance
Real Estate Secured
Construction and land	$5,138	$9,615	$—	$5,784	$72
Commercial	3,855	5,328	—	4,097	141
Residential 1 to 4 family	694	860	—	620	12
Farmland	587	588	—	564	34
Home equity lines of credit	85	86	—	112	—
Commercial
Commercial and industrial	2,295	2,510	—	3,292	46
Agriculture	724	815	—	682	9
Consumer	146	204	—	148	5
Total	13,524	20,006	—	15,299	319
With Related Allowance
Real Estate Secured
Commercial	435	665	59	468	—
Commercial
Commercial and industrial	1,944	1,972	156	1,300	66
Agriculture	400	400	39	80	3
Total	2,779	3,037	254	1,848	69
Total Non-PCI impaired loans	$16,303	$23,043	$254	$17,147	$388

Note 6. Loans and Allowance for Loan and Lease Losses — continued

	For the Year Ended December 31, 2015
		Unpaid	Specific	Average	Interest
	Recorded	Principal	Allowance for	Recorded	Income
	Investment	Balance	Impaired Loans	Investment	Recognized
	(dollars in thousands)
PCI Loans
Without Related Allowance
Real Estate Secured
Commercial	$5,156	$6,601	$—	$5,269	$934
Residential 1 to 4 family	573	875	—	567	68
Construction and land	53	152	—	455	75
Commercial
Agriculture	1,452	1,500	—	1,440	116
Commercial and industrial	297	712	—	573	127
Total	7,531	9,840	—	8,304	1,320
With Related Allowance
Real Estate Secured
Commercial	529	538	41	535	48
Construction and land	229	230	5	263	19
Commercial
Commercial and industrial	486	499	33	528	44
Total	1,244	1,267	79	1,326	111
Total PCI loans	$8,775	$11,107	$79	$9,630	$1,431

	For the Year Ended December 31, 2014
		Unpaid	Specific	Average	Interest
	Recorded	Principal	Allowance for	Recorded	Income
	Investment	Balance	Impaired Loans	Investment	Recognized
	(dollars in thousands)
Non-PCI Loans
Without Related Allowance
Real Estate Secured
Commercial	$4,000	$6,255	$—	$3,814	$132
Construction and land	1,470	2,355	—	2,190	135
Farmland	283	282	—	291	16
Residential 1 to 4 family	260	383	—	349	18
Home equity lines of credit	258	340	—	258	—
Commercial
Commercial and industrial	2,875	3,967	—	3,994	162
Agriculture	720	760	—	724	—
Consumer	112	201	—	117	4
Total	9,978	14,543	—	11,737	467

With Related Allowance
Real Estate Secured
Construction and land	4,876	8,499	1,472	5,268	3
Commercial	498	688	148	502	—
Commercial
Commercial and industrial	1,043	1,054	151	1,272	64
Total	6,417	10,241	1,771	7,042	67
Total Non-PCI impaired loans	$16,395	$24,784	$1,771	$18,779	$534

Note 6. Loans and Allowance for Loan and Lease Losses — continued

	For the Year Ended December 31, 2014
		Unpaid	Specific	Average	Interest
	Recorded	Principal	Allowance for	Recorded	Income
	Investment	Balance	Impaired Loans	Investment	Recognized
	(dollars in thousands)
PCI Loans (1)
Without Related Allowance
Real Estate Secured
Commercial	$4,432	$6,109	$—	$4,978	$673
Farmland	1,673	2,027	—	1,698	98
Construction and land	853	993	—	921	69
Residential 1 to 4 family	564	886	—	580	43
Home equity lines of credit	—	—	—	61	21
Commercial
Agriculture	1,431	1,492	—	1,326	92
Commercial and industrial	1,388	1,883	—	2,089	366
Total PCI loans	$10,341	$13,390	$—	$11,653	$1,362

(1)              At December 31, 2014 there was no ALLL for PCI loans.

The Company did not record income from the receipt of cash payments related to non-accruing loans during the years ended December 31, 2016, 2015 and 2014.  If interest on non-accruing loans had been recognized at the original interest rates stipulated in the respective loan agreements, interest income would have increased $0.6 million for each of the years ended December 31, 2016, 2015 and 2014, respectively.  Interest income recognized on impaired loans in the tables above represents interest the Company recognized on accruing TDRs, as well as accretion on accruing PCI loans.

At December 31, 2016, there were no residential 1 to 4 family loans in process of foreclosure, or residential 1 to 4 family properties included in foreclosed assets.

Troubled Debt Restructurings

The majority of the Bank’s TDRs were granted concessions with respect to interest rates, payment structure and/or maturity.  Modifications to loans as TDRs during the years ended December 31, 2016 and 2015 were primarily comprised of extensions of a loan’s maturity at the loan’s original interest rate, which was lower than the market rate of interest for new credit with similar risk.  Extensions of maturity were for periods ranging from 6 months to 10 years.  At December 31, 2016, the Company was not committed to lend any additional funds to borrowers with loans modified as TDRs.  As of December 31, 2016 the Company had established valuation allowances for loans modified as TDRs totaling $0.4 million.

Note 6. Loans and Allowance for Loan and Lease Losses — continued

The following table provides a summary of loans classified as TDRs as of December 31, 2016 and 2015:

	December 31, 2016			December 31, 2015
	Accrual	Non-accrual	Total	Accrual	Non-accrual	Total
	(dollars in thousands)
Non-PCI loans
Real estate secured
Construction and land	$703	$3,154	$3,857	$1,171	$3,968	$5,139
Commercial	2,202	107	2,309	2,395	435	2,830
Residential 1 to 4 family	375	—	375	613	81	694
Farmland	250	72	322	504	82	586
Commercial
Commercial and industrial	3,422	2,400	5,822	2,698	1,515	4,213
Agriculture	925	—	925	1,124	—	1,124
Consumer	49	8	57	114	10	124
Total non-PCI loans	7,926	5,741	13,667	8,619	6,091	14,710
PCI loans
Real estate secured
Commercial	893	17	910	922	46	968
Construction and land	61	—	61	54	—	54
Commercial
Commercial and industrial	370	36	406	461	66	527
Total PCI loans	1,324	53	1,377	1,437	112	1,549
Total TDRs	$9,250	$5,794	$15,044	$10,056	$6,203	$16,259

The following tables summarize loan modifications which resulted in TDRs during the periods presented below:

	For the Year Ended
	December 31, 2016
		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	TDRs	Investment	Investment
	(dollars in thousands)
Non-PCI Loans
Real Estate Secured
Residential 1 to 4 family	1	$222	$222
Commercial
Commercial and industrial	19	3,725	3,725
Agriculture	1	10	10
Total TDRs	21	$3,957	$3,957

Note 6. Loans and Allowance for Loan and Lease Losses — continued

	For the Year Ended
	December 31, 2015
		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	TDRs	Investment	Investment
	(dollars in thousands)
Non-PCI Loans
Real Estate Secured
Commercial	6	$1,102	$1,102
Farmland	3	814	814
Residential 1 to 4 family	4	753	753
Construction and land	1	97	97
Commercial
Commercial and industrial	15	3,414	3,414
Agriculture	6	2,085	2,085
Consumer	2	68	68
Total non-PCI loans	37	8,333	8,333
PCI Loans
Real Estate Secured
Commercial	5	993	993
Construction and land	1	50	50
Commercial
Commercial and industrial	1	497	497
Total PCI loans	7	1,540	1,540
Total TDRs	44	$9,873	$9,873

	For the Year Ended
	December 31, 2014
		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	TDRs	Investment	Investment
	(dollars in thousands)
Non-PCI Loans
Real Estate Secured
Construction and land	4	$811	$811
Commercial	2	312	312
Residential 1 to 4 family	1	39	39
Commercial
Commercial and industrial	20	2,132	2,132
Agriculture	1	662	662
Consumer	1	73	73
Total non-PCI loans	29	4,029	4,029
PCI Loans
Real Estate Secured
Commercial	1	230	230
Commercial
Commercial and industrial	3	177	177
Total PCI loans	4	407	407
Total TDRs	33	$4,436	$4,436

Note 6. Loans and Allowance for Loan and Lease Losses — continued

The following tables summarize loans that were modified as troubled debt restructurings within the twelve months prior to the balance sheet date, and for which there was a payment default during the years ended December 31, 2016, 2015 and 2014:

	For the Years Ended December 31,
	2016		2015		2014
	Number of	Recorded	Number of	Recorded	Number of	Recorded
	TDRs	Investment	TDRs	Investment	TDRs	Investment
	(dollars in thousands)
Non-PCI Loans
Real Estate Secured
Farmland	1	$80	—	$—	—	$—
Commercial
Commercial and industrial	1	3	1	18	2	233
Total	2	$83	1	$18	2	$233

Allowance for Loan and Lease Losses

The following table summarizes the activity in the allowance for loan and lease losses by portfolio segment for the years ended December 31, 2016, 2015 and 2014:

	For the Year Ended December 31, 2016
	Balance			Provision for	Balance
	December 31,			Loan and	December 31,
	2015	Charge-offs	Recoveries	Lease Losses	2016
	(dollars in thousands)
Other real estate secured	$11,161	$—	$637	$(995)	$10,803
Commercial	5,372	(38)	503	(588)	5,249
Construction and land	623	—	176	(455)	344
Consumer	173	(24)	31	(69)	111
Unallocated	123	—	—	607	730
Total	$17,452	$(62)	$1,347	$(1,500)	$17,237

	For the Year Ended December 31, 2015
	Balance			Provision for	Balance
	December 31,			Loan and	December 31,
	2014	Charge-offs	Recoveries	Lease Losses	2015
	(dollars in thousands)
Other real estate secured	$9,129	$(218)	$99	$2,151	$11,161
Commercial	5,125	(190)	919	(482)	5,372
Construction and land	2,000	(34)	67	(1,410)	623
Consumer	202	(7)	14	(36)	173
Unallocated	346	—	—	(223)	123
Total	$16,802	$(449)	$1,099	$—	$17,452

Note 6. Loans and Allowance for Loan and Lease Losses — continued

	For the Year Ended December 31, 2014
	Balance			Provision for	Balance
	December 31,			Loan and	December 31,
	2013	Charge-offs	Recoveries	Lease Losses	2014
	(dollars in thousands)
Other real estate secured	$9,025	$(1,119)	$37	$1,186	$9,129
Commercial	4,781	(758)	765	337	5,125
Construction and land	3,660	(29)	42	(1,673)	2,000
Consumer	131	(8)	13	66	202
Unallocated	262	—	—	84	346
Total	$17,859	$(1,914)	$857	$—	$16,802

The following tables disaggregate the allowance for loan and lease losses and the recorded investment in loans by impairment methodology as of December 31, 2016 and 2015:

	December 31, 2016
	Allowance for Loan and Lease Losses			Recorded Investment in Loans
	Individually	Collectively	Acquired with	Individually	Collectively	Acquired with
	Evaluated for	Evaluated for	Deteriorated	Evaluated for	Evaluated for	Deteriorated
	Impairment	Impairment	Credit Quality	Impairment	Impairment	Credit Quality
	(dollars in thousands)
Other real estate secured	$24	$10,779	$—	$3,274	$1,099,198	$5,726
Commercial	411	4,838	—	7,494	241,766	1,942
Construction and land	—	344	—	3,857	17,785	224
Consumer	—	111	—	75	4,121	—
Unallocated	—	730	—	—	—	—
Total	$435	$16,802	$—	$14,700	$1,362,870	$7,892

	December 31, 2015
	Allowance for Loan and Lease Losses			Recorded Investment in Loans
	Individually	Collectively	Acquired with	Individually	Collectively	Acquired with
	Evaluated for	Evaluated for	Deteriorated	Evaluated for	Evaluated for	Deteriorated
	Impairment	Impairment	Credit Quality	Impairment	Impairment	Credit Quality
	(dollars in thousands)
Other real estate secured	$59	$11,061	$41	$5,656	$964,493	$6,258
Commercial	195	5,144	33	5,363	221,573	2,235
Construction and land	—	618	5	5,138	30,249	282
Consumer	—	173	—	146	5,887	—
Unallocated	—	123	—	—	—	—
Total	$254	$17,119	$79	$16,303	$1,222,202	$8,775

At December 31, 2016, total gross loans of $1.4 billion in the table above include $140.3 million of non-PCI and PCI loans acquired in the MISN Transaction.  Loans acquired in the MISN Transaction were initially recorded at fair value, and had no related ALLL on the acquisition date.  At December 31, 2016 and 2015 the ALLL for non-PCI loans acquired in the MISN Transaction, was $0.1 million and $0.3 million, respectively, and is included in the ALLL for loans collectively evaluated for impairment.  The incremental ALLL allocation for acquired non-PCI loans was not due to deterioration in credit quality, but rather due to accelerated accretion of purchase discounts attributable to loan pay-downs and payoffs.  There was no ALLL for PCI loans as of December 31, 2016, compared to $0.1 million at December 31, 2015.  The change in the ALLL for PCI loans is attributable to favorable changes in expected future cash flows on certain PCI loans.

Note 6. Loans and Allowance for Loan and Lease Losses — continued

Reserve for Off-Balance Sheet Loan Commitments

The Company has exposure to losses from unfunded loan commitments and letters of credit.  Estimated losses inherent in the outstanding balance of these commitments is not included in the ALLL, but is recorded separately, and included as a component of other liabilities in the consolidated balance sheets.  The balance of the reserve for off-balance sheet commitments was $0.5 million at December 31, 2016 and 2015.

Credit Quality

The following tables stratify loans held for investment by the Company’s internal risk grading system as of December 31, 2016 and 2015:

	December 31, 2016
	Credit Risk Grades
		Special
	Pass	Mention	Substandard	Doubtful	Total
	(dollars in thousands)
Non-PCI loans
Real estate secured
Commercial	$612,600	$9,489	$16,000	$—	$638,089
Residential 1 to 4 family	205,173	216	486	—	205,875
Farmland	153,139	364	2,268	—	155,771
Multi-family residential	77,941	—	—	—	77,941
Home equity lines of credit	24,618	—	178	—	24,796
Construction and land	18,382	—	3,260	—	21,642
Commercial
Commercial and industrial	171,888	5	10,272	—	182,165
Agriculture	59,481	2,444	5,170	—	67,095
Consumer	4,107	—	89	—	4,196
Total non-PCI loans	1,327,329	12,518	37,723	—	1,377,570
PCI loans
Real estate secured
Commercial	766	2,921	1,915	—	5,602
Construction and land	224	—	—	—	224
Residential 1 to 4 family	—	124	—	—	124
Commercial
Agriculture	—	—	1,470	—	1,470
Commercial and industrial	50	371	51	—	472
Total PCI loans	1,040	3,416	3,436	—	7,892
Total loans held for investment	$1,328,369	$15,934	$41,159	$—	$1,385,462

Note 6. Loans and Allowance for Loan and Lease Losses — continued

	December 31, 2015
	Credit Risk Grades
		Special
	Pass	Mention	Substandard	Doubtful	Total
	(dollars in thousands)
Non-PCI loans
Real estate secured
Commercial	$545,614	$4,402	$23,543	$—	$573,559
Residential 1 to 4 family	164,226	405	625	—	165,256
Farmland	118,740	245	1,581	—	120,566
Multi-family residential	79,381	—	—	—	79,381
Construction and land	30,219	939	4,229	—	35,387
Home equity lines of credit	31,103	—	284	—	31,387
Commercial
Commercial and industrial	152,979	4,730	6,316	—	164,025
Agriculture	61,340	98	1,473	—	62,911
Consumer	5,922	—	111	—	6,033
Total non-PCI loans	1,189,524	10,819	38,162	—	1,238,505
PCI loans
Real estate secured
Commercial	—	1,094	4,591	—	5,685
Residential 1 to 4 family	455	—	118	—	573
Construction and land	228	54	—	—	282
Commercial
Agriculture	—	—	1,452	—	1,452
Commercial and industrial	75	81	627	—	783
Total PCI loans	758	1,229	6,788	—	8,775
Total loans held for investment	$1,190,282	$12,048	$44,950	$—	$1,247,280

Note 6. Loans and Allowance for Loan and Lease Losses — continued

Aging of Loans Held for Investment

The following tables summarize the aging of loans held for investment as December 31, 2016 and 2015:

	December 31, 2016
		Days Past Due
				90+ and Still	Non-
	Current	30-59	60-89	Accruing	Accruing (1)	Total
	(dollars in thousands)
Non-PCI loans
Real Estate Secured
Commercial	$637,760	$—	$—	$—	$329	$638,089
Residential 1 to 4 family	205,875	—	—	—	—	205,875
Farmland	155,567	132	—	—	72	155,771
Multi-family residential	77,941	—	—	—	—	77,941
Home equity lines of credit	24,750	—	—	—	46	24,796
Construction and land	18,488	—	—	—	3,154	21,642
Commercial
Commercial and industrial	179,018	—	—	—	3,147	182,165
Agriculture	66,945	150	—	—	—	67,095
Consumer	4,170	—	—	—	26	4,196
Total non-PCI loans	1,370,514	282	—	—	6,774	1,377,570
PCI loans
Real estate secured
Commercial	5,585	—	—	—	17	5,602
Construction and land	224	—	—	—	—	224
Residential 1 to 4 family	124	—	—	—	—	124
Commercial
Agriculture	1,470	—	—	—	—	1,470
Commercial and industrial	421	—	—	—	51	472
Total PCI loans	7,824	—	—	—	68	7,892
Total loans held for investment	$1,378,338	$282	$—	$—	$6,842	$1,385,462

(1)              At December 31, 2016, $6.2 million of non-accruing loans were current, $21 thousand were 30-59 days past due, $32 thousand were 60-89 days past due, and $0.6 million were 90+ days past due.

Note 6. Loans and Allowance for Loan and Lease Losses — continued

	December 31, 2015
		Days Past Due
				90+ and Still	Non-
	Current	30-59	60-89	Accruing	Accruing (1)	Total
	(dollars in thousands)
Non-PCI loans
Real Estate Secured
Commercial	$571,665	$—	$—	$—	$1,894	$573,559
Residential 1 to 4 family	165,176	—	—	—	80	165,256
Farmland	120,483	—	—	—	83	120,566
Multi-family residential	79,381	—	—	—	—	79,381
Construction and land	31,419	—	—	—	3,968	35,387
Home equity lines of credit	31,303	—	—	—	84	31,387
Commercial
Commercial and industrial	162,223	66	195	—	1,541	164,025
Agriculture	62,911	—	—	—	—	62,911
Consumer	6,000	—	—	—	33	6,033
Total non-PCI loans	1,230,561	66	195	—	7,683	1,238,505
PCI loans
Real estate secured
Commercial	5,639	—	—	—	46	5,685
Residential 1 to 4 family	573	—	—	—	—	573
Construction and land	282	—	—	—	—	282
Commercial
Agriculture	1,452	—	—	—	—	1,452
Commercial and industrial	694	—	—	—	89	783
Total PCI loans	8,640	—	—	—	135	8,775
Total loans held for investment	$1,239,201	$66	$195	$—	$7,818	$1,247,280

(1)              At December 31, 2015, $6.4 million of non-accruing loans were current, $28 thousand were 30-59 days past due, $26 thousand were 60-89 days past due, and $1.4 million were 90+ days past due.

Note 7. Property, Premises and Equipment

At December 31, 2016 and 2015, property, premises and equipment consisted of the following:

	December 31,
	2016	2015
	(dollars in thousands)
Building and improvements	$27,176	$27,160
Land	11,543	11,543
Furniture and equipment	7,619	7,213
Construction in progress	885	419
Total cost	47,223	46,335
Less: accumulated depreciation and amortization	11,158	8,993
Total property, premises and equipment	$36,065	$37,342

Depreciation expense totaled $2.2 million, $2.1 million, and $1.8 million for the years ended December 31, 2016, 2015 and 2014, respectively.  The Company leases land, buildings, and equipment under non-cancelable operating leases expiring at various dates through 2022.  See Note 19. Commitments and Contingencies, of these consolidated financial statements for additional information regarding the Company’s operating lease obligations.

Note 8. Income Taxes

The table below details the components of the Company’s net deferred tax assets as of December 31, 2016 and 2015:

	December 31,
	2016	2015
	(dollars in thousands)
Deferred tax assets
Allowance for loan and lease losses	$8,371	$8,551
Net operating loss carryforwards	4,851	7,682
Deferred compensation	1,780	1,608
Investment securities valuation	1,649	—
Forgone interest on non-accrual loans	1,498	1,472
Accruals	1,116	942
Deferred income	1,036	1,034
Alternative minimum tax credits	846	2,491
Fair value adjustment for acquired assets and liabilities	216	727
Total deferred tax assets	21,363	24,507
Deferred tax liabilities
State deferred tax	1,234	1,656
Deferred costs, prepaids and FHLB advances	584	573
Premises and equipment	400	638
Investment securities valuation	—	368
Total deferred tax liabilities	2,218	3,235
Net deferred tax assets	$19,145	$21,272

Deferred tax assets relate to amounts that are expected to be realized through subsequent reversals of existing taxable temporary differences over the projection period. The ultimate realization of the Company’s deferred tax assets is dependent on the generation of future taxable income during the periods in which those temporary differences reverse. U.S. GAAP requires the Company to assess whether a valuation allowance should be established against deferred tax assets based on the consideration of all available evidence using a “more likely than not” standard.  In making such judgments, significant weight is given to evidence, both positive and negative, that can be objectively verified.  At December 31, 2016 and 2015, there was no valuation allowance for the Company’s deferred tax assets.  The accounting for deferred taxes is based on an estimate of future results. Differences between anticipated and actual outcomes of these future tax consequences could have an impact on the Company’s consolidated results of operations or financial position.

In 2014, Management assessed the impact of the MISN Transaction for limitations under I.R.C. Section 382 and determined that, given the assumption that the Company generates sufficient future taxable income to utilize net operating losses (“NOLs”), no loss of NOL carry-forward utilization would result from the estimated annual I.R.C. Section 382 base limitation resulting from the transaction. Furthermore, due to the fact that MISN was in a net unrealized built-in gain position (“NUBIG”) the Company’s annual I.R.C. Section 382 limitation will likely increase over the next three years for realized built-in gains (“RBIG”).

As of December 31, 2016, the Company has deferred tax assets attributable to NOLs available for carry-forward for federal and state tax purposes totaling $9.5 million and $14.0 million, respectively.  Deferred tax assets attributable to these NOLs total $4.3 million as of December 31, 2016.  This amount is comprised of $2.8 million for federal and $1.5 million for state. Of the $4.3 million in NOLs, $0.3 million of state NOLs are attributable to operating losses the Company incurred in prior years, and $3.0 million and $1.0 million of federal and state NOLs are attributable to the MISN Transaction.  The realization of NOL carry-forwards attributable to operating losses the Company incurred in prior years will expire in 2029.  NOLs attributable to the MISN Transaction will expire in 2034.  The realization of these NOL carry-forwards for federal and state tax purposes is limited under current tax law with limitations placed on the amount of NOL that can be utilized annually.  The Company does not, however, believe that these annual limitations will impact the ultimate deductibility of these NOL carry-forwards.  Additionally, at December 31, 2016, the Company has $0.5 million in alternative minimum tax credit (“AMT”) for federal income tax purposes, and $0.3 million AMT for state income tax purposes, that have no expiration.

Note 8. Income Taxes — continued

The Company is subject to income taxation by both federal and state taxing authorities.  Income tax returns for the years ended December 31, 2016, 2015, 2014 and 2013 are open to audit by federal taxing authorities, while income tax returns are open to audit by state taxing authorities for the years ended December 31, 2016, 2015, 2014, 2013 and 2012.  As of December 31, 2016 the Company’s 2013 federal income tax return was under examination by the IRS.  The Company does not anticipate any material impact to the financial statements as a result of this examination.  The Company does not have any uncertain income tax positions and accrued interest charges and penalties as of December 31, 2016 and 2015 were immaterial to the financial statements.

The following table provides a summary for the current and deferred components of the Company’s income tax provision for the years ended December 31, 2016, 2015 and 2014:

	For the Years Ended December 31,
	2016	2015	2014
	(dollars in thousands)
Current:
Federal	$5,156	$3,351	$141
State	1,969	1,544	253
Total current provision	7,125	4,895	394

Deferred:
Federal	$2,792	$3,250	$3,116
State	1,160	737	1,239
Total deferred provision	3,952	3,987	4,355
Total provision	$11,077	$8,882	$4,749

The following table reconciles the statutory federal income tax expense and rate to the Company’s effective income tax expense and rate for the years ended December 31, 2016, 2015 and 2014:

	For the Years Ended December 31,
	2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(dollars in thousands)
Tax provision at federal statutory tax rate	$9,803	35.0	$8,481	35.0	$4,800	35.0
State income taxes, net of federal income tax benefit	2,004	7.2	1,568	6.5	970	7.1
Tax exempt income, net of interest expense	(987)	(3.5)	(962)	(4.0)	(826)	(6.0)
Bank owned life insurance	(303)	(1.1)	(224)	(0.9)	(217)	(1.6)
Merger and integration	294	1.1	—	—	61	0.4
Other, net	266	0.9	19	0.1	(39)	(0.3)
Total provision for income taxes	$11,077	39.6	$8,882	36.7	$4,749	34.6

Note 9. Goodwill and Other Intangible Assets

Intangible assets consist of goodwill and core deposit intangible assets (“CDI”) associated with the acquisition of core deposit balances, including those acquired in the MISN Transaction in 2014.  At December 31, 2016 and 2015, the carrying value of goodwill was $24.9 million, of which $13.6 million can be attributed to the MISN Transaction.

CDI assets are subject to amortization.  Amortization for the years ended December 31, 2016, 2015 and 2014 was $0.9 million, $1.0 million and $1.1 million, respectively.

Note 9. Goodwill and Other Intangible Assets — continued

The following tables summarize the gross carrying amount, accumulated amortization and net carrying amount of CDI and provides an estimate for future amortization as of December 31, 2016:

	December 31, 2016
	Gross Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount
	(dollars in thousands)
Core deposit intangibles	$9,261	$(5,907)	$3,354

	December 31, 2016
	Beginning	Estimated	Projected Ending
	Balance	Amortization	Balance
	(dollars in thousands)
Period
Year 2017	3,354	(588)	2,766
Year 2018	2,766	(549)	2,217
Year 2019	2,217	(522)	1,695
Year 2020	1,695	(441)	1,254
Year 2021	1,254	(419)	835

Note 10. Deposits

The following table provides a summary for the maturity of the Bank’s time certificates of deposit as of December 31, 2016:

	Maturing In
	2017	2018	2019	2020	2021	Over 5 Years	Total
	(dollars in thousands)
Time certificates of deposit:
Amounts less than $250	$89,625	$37,555	$19,025	$9,647	$8,645	$2,748	$167,245
Amounts of $250 or more	46,069	8,415	9,511	2,843	2,450	1,750	71,038
Total	$135,694	$45,970	$28,536	$12,490	$11,095	$4,498	$238,283

Note 11. Borrowings

The Bank has several sources from which it may obtain borrowed funds.  While deposits are the Bank’s primary funding source, borrowings are a secondary source of funds.  Borrowings can take the form of Federal Funds purchased through arrangements it has established with correspondent banks or advances from the FHLB.  Borrowing may occur for a variety of reasons including daily liquidity needs and balance sheet growth.  The following provides a summary of the borrowing facilities available to the Bank and Company as well as the amount of borrowings that were outstanding as of December 31, 2016 and 2015.

Federal Funds Purchased

The Bank has borrowing lines with correspondent banks totaling $77.0 million as of December 31, 2016.  As of December 31, 2016 and 2015, there were no balances outstanding on these borrowing lines.

Note 11. Borrowings - continued

Federal Home Loan Bank Borrowings

At December 31, 2016 and 2015, the Bank had $107.5 million and $103.5 million of borrowings with the FHLB.  The following table provides a summary of those borrowings as of December 31, 2016:

	Year of Maturity
	2017	2018	2019	2020	2021	Over 5 Years
	(dollars in thousands)
Federal Home Loan Bank borrowings	$43,500	$2,500	$10,000	$13,500	$10,000	$28,000
Weighted average interest rate	0.75%	1.12%	1.72%	2.18%	2.02%	2.31%

Borrowings from the FHLB are collateralized by a blanket lien on certain qualifying loans in the Company’s loan portfolio. FHLB borrowings require monthly interest only payments, with the full amount borrowed due at maturity.  Of the $107.5 million outstanding, $77.5 million are comprised of fixed rate borrowings with rates ranging from 0.87% to 2.73%.  The remaining $30.0 million are comprised of short-term, variable rate borrowings, with an interest rate of 0.55% as of December 31, 2016, which is tied to the Federal Funds Rate.

At December 31, 2016, $748.8 million in loans were pledged as collateral to secure a credit facility of $517.8 million under a blanket lien, of which $107.5 million was outstanding at December 31, 2016, as represented in the table above.  Additionally, of the total amount of the credit facility with the FHLB, $10.2 million is available as a line of credit.

During 2015, the Bank prepaid certain FHLB borrowings in an effort to lower the future overall cost of borrowings from the FHLB.  Certain of these borrowings had prepayment incentive fees associated with them, while others contained prepayment penalties.  The result of the prepayment of these borrowings was a $0.1 million gain on the extinguishment of debt, and $0.1 million in additional interest expense recorded during the year ended December 31, 2015.

Holding Company Line of Credit

In addition to the Bank’s sources of liquidity, the Company has an unsecured revolving line of credit with a correspondent bank totaling $10.0 million, which provides an additional source of liquidity to the holding company.  This line of credit is subject to annual renewal.  The Company pays a 0.20% annual fee to maintain this credit facility, as well as a 0.25% annual rate on the unused portion of the line.  Interest on borrowings is at prime, or at the Company’s option, a fixed rate based on LIBOR.

Junior Subordinated Debentures

On October 27, 2006, the Company issued $8.2 million of floating rate junior subordinated debt securities to Heritage Oaks Capital Trust II, a statutory trust created under the laws of the State of Delaware.  These debentures are subordinated to effectively all borrowings of the Company.  The Company used the proceeds from these borrowings for general corporate purposes, which include among other things, capital contributions to the Bank, investments, payment of dividends, and repurchases of the Company’s common stock.  During 2015, the Company redeemed $3.0 million of the original $8.2 million issuance of junior subordinated debentures to Heritage Oaks Capital Trust II.  In connection with this redemption, the Company realized a pre-tax gain on the extinguishment of debt in the amount of $0.5 million.  The remaining outstanding debentures associated with Heritage Oaks Capital Trust II are callable by the Company at par.  At December 31, 2016, the carrying value of these debentures was $5.2 million.

As part of the MISN Transaction in 2014, the Company assumed floating rate junior subordinated debt in the amount of $8.2 million. The trust preferred securities associated with these debentures were issued by Mission Community Capital Trust I and Santa Lucia Bancorp (CA) Capital Trust prior to the MISN Transaction.  These debentures are effectively subordinated to all borrowings of the Company.  At December 31, 2016, the carrying value of these borrowings was $5.3 million, which reflects purchase accounting fair value adjustments of $2.9 million, related to the MISN Transaction.  These borrowings are callable by the Company at par.

Purchase accounting adjustments were based on current market rates for similar instruments at the time of the MISN Transaction, and are accreted into interest expense over the lives of the debentures.  Accretion of the discount on the junior subordinated debt assumed in the MISN Transaction totaled $0.2 million for each of the years ended December 31, 2016, 2015 and 2014.

Note 11. Borrowings - continued

The following table provides detail concerning junior subordinated debentures outstanding at December 31, 2016:

	As of December 31, 2016
	Amount	Carrying	Current	Issue	Scheduled
	Issued	Value	Rate	Date	Maturity	Rate Type
	(dollars in thousands)
Heritage Oaks Capital Trust II	$5,248	$5,248	2.72%	27-Oct-06	Aug-37	Variable 3-month LIBOR + 1.72%
Mission Community Capital Trust I	$3,093	$2,254	3.83%	14-Oct-03	Oct-33	Variable 3-month LIBOR + 2.95%
Santa Lucia Bancorp (CA) Capital Trust	$5,155	$3,110	2.36%	28-Apr-06	Jul-36	Variable 3-month LIBOR + 1.48%

Pursuant to rules issued by the Federal Reserve Board, the Company is permitted to include junior subordinated debt in its determination of Tier I capital.  Junior subordinated debt may not, however, constitute more than 25% of the Company’s Tier I capital, subject to certain limitations.  The Company was able to include $10.2 million and $10.0 million of junior subordinated debt in its Tier I capital for regulatory capital purposes as of December 31, 2016 and 2015, respectively.  Please also see Note 14. Shareholders’ Equity, of these consolidated financial statements for additional information concerning regulatory capital for the Company and the Bank.

Note 12. Employee Benefit Plans

Salary Continuation Agreements and Bank Owned Life Insurance

The Company established salary continuation agreements with certain senior and executive officers, as authorized by the Board of Directors.  As of the end of 2011, the Company elected to no longer enter into these type of agreements with new officers, but continues to honor the terms of the agreements in place as of that date.  These agreements generally provide for annual cash payments for a period not to exceed 15 years, payable at age 60-65, depending on the agreement.  In the event of death prior to retirement age, annual cash payments are made to the beneficiaries for a determined number of years.  At December 31, 2016 and 2015, the Company’s liability under these agreements was $2.4 million and $2.5 million, respectively, and is included in other liabilities in the Company’s consolidated financial statements.  For each of the years ended December 31, 2016, 2015 and 2014, expenses associated with the Company’s salary continuation plans were $0.2 million.

The Company maintains bank owned life insurance policies, referred to as BOLI, which assist the Company in the offset of costs associated with salary continuation agreements.  The carrying value of BOLI totaled $33.7 million and $32.9 million at December 31, 2016 and 2015, respectively.  Earnings on BOLI for the years ended December 31, 2016, 2015 and 2014 were $1.2 million, $0.9 million, and $0.8 million, respectively.  The increase in earnings on BOLI in 2016 can be attributed to a purchase of $7.5 million in additional BOLI policies during the fourth quarter of 2015.  These additional purchases were made to help offset the cost of existing employee benefit plans, as well as to help protect the Company in the event of a loss of key management.

401(k) Savings Plan

The Company offers a savings plan for employees, which allows participants to make contributions by salary deferral in amounts up to the maximum amount specified pursuant to section 401(k) of the Internal Revenue Code.  The Company matches employee contributions based on a prescribed formula and employees vest in the Company’s contribution based on years of service.  The Company incurred expenses associated with the plan of $0.4 million, $0.4 million, and $0.3 million for each of the years ended December 31, 2016, 2015 and 2014.

Note 13. Share-based Compensation Plans

As of December 31, 2016, the Company had one active share-based employee compensation plan, which was approved by the Company’s shareholders in May 2015.  This plan, referred to as the “2015 Equity Incentive Plan,” authorizes the Company to grant various types of share-based compensation awards to the Company’s employees and Board of Directors such as stock options, restricted stock awards, and restricted stock units.  Under the 2015 Equity Incentive Plan a maximum of 2,500,000 shares of the Company’s common stock may be issued.  Shares issued under this plan, other than stock options and stock appreciation rights, are counted against the plan on a two shares for every one share actually issued basis.  Awards that are cancelled, expired, forfeited, fail to vest, or otherwise result in issued shares not being delivered to the grantee, are again made available for the issuance of future share-based compensation awards.  Additionally, under this plan, no one individual may be granted shares in aggregate that exceed more than 250,000 shares during any calendar year.  The Company’s Board of Directors may terminate the 2015 Equity Incentive Plan at any time, and for any reason before the plan expires on December 3, 2024.

The Company also has one non-active share-based compensation plan.  This plan is referred to as the “2005 Equity Based Compensation Plan.”  As of December 31, 2016, no further grants can be made from this plan.

Restricted Stock Awards

The Company grants restricted stock periodically for the benefit of employees and to the members of the Board of Directors. Restricted stock awards typically vest ratably over a period of three to five years depending on the specific terms of the award. Restricted stock awards may be subject to the achievement of certain performance goals.  Compensation costs related to restricted stock awards are recognized over the period the awards are expected to vest and are included in salaries and employee benefits.  Compensation cost related to awards that are subject to performance conditions is recognized over the vesting period if the Company believes it is more likely than not that the performance conditions will be achieved.  If the Company believes it is more likely than not that performance conditions will not be achieved, the Company ceases the accrual of compensation cost for the related award, and previously recognized compensation cost for the unvested portion of the award is reversed from earnings.  The Company includes a forfeiture rate assumption in its accrual for compensation cost associated with restricted stock awards, which is based on the Company’s historical experience with such awards.

The following table provides a summary of activity related to restricted stock awards granted for the year ended December 31, 2016:

	Number of	Average Grant
	Shares	Date Fair Value
Balance December 31, 2015	162,394	$7.30
Granted	120,818	7.85
Vested	(76,928)	7.39
Forfeited	(17,765)	7.76
Balance December 31, 2016	188,519	$7.59
Expected to vest as of December 31, 2016	175,479	$7.57

Included in the table above are performance-based grants of restricted stock totaling 13,245 shares as of December 31, 2016.

Restricted Stock Units

Restricted stock units are granted periodically for the benefit of employees.  Upon vesting, certain of these awards settle in shares of the Company’s common stock, while others settle in cash.  Awards that settle in shares of the Company’s common stock are made to executive officers, while those that settle in cash are made to other officers of the Bank.  The Company recognizes compensation cost associated with restricted stock units that settle in shares of the Company’s common stock through charges to current period earnings, included in salaries and employee benefits, and a corresponding increase in additional paid in capital.  Compensation cost for these awards is recognized ratably over the period in which the awards are expected to vest.  For restricted stock units that settle in cash, the Company accrues a liability for the ultimate settlement of the award through charges to current period earnings, included in salaries and employee benefits.  Compensation cost for these awards is recognized ratably over the period in which the awards are expected to vest.  However, the ultimate settlement value of these awards and the related compensation cost may fluctuate, based on increases and decreases in the value of the Company’s common stock over the vesting period.

Note 13. Share-based Compensation Plans — continued

Restricted stock units that settle in shares of the Company’s common stock have vesting conditions which are based on pre-determined performance targets.  Based on the achievement of these performance targets, the number of awards that vest can be adjusted upward to a maximum of 150% of the granted amount or downward to zero.  Certain of the Company’s performance based restricted stock units have performance targets based on the Company’s return on average assets and total shareholder return over a specified period of time, relative to the Company’s pre-determined peer group.

The grant date fair value of performance based restricted stock units that do not contain a market condition, such as those where vesting is based on return on average assets, is equivalent to the price of the Company’s common stock on the date of grant.  The Company incorporates a forfeiture rate assumption in its accrual for compensation cost for these awards, which is based on the Company’s historical experience with similar awards.  For awards that contain a market condition, the Company employs the use of a Monte Carlo simulation through an independent party to determine the grant date fair value of those awards.  The Monte Carlo simulation estimates the grant date fair value of these awards using input assumptions similar to those in the Black-Scholes model, however it also incorporates into the grant date fair value calculation the probability that the performance targets will or will not be achieved.

The grant date fair value for restricted stock units that settle in cash is equivalent to the price of the Company’s common stock on the date of grant.

The following table provides a summary of activity related to restricted stock units that settle in shares of the Company’s common stock for the year ended December 31, 2016:

	Settle in Stock
		Average Grant
	Shares	Date Fair Value
Balance, December 31, 2015	—	$—
Granted	38,104	7.56
Forfeited	(1,388)	7.56
Balance, December 31, 2016	36,716	$7.56
Expected to vest as of December 31, 2016	25,719	$7.56

The following table provides a summary of activity related to restricted stock units that settle in cash for the year ended December 31, 2016:

	Settle in Cash
	Shares	Fair Value (1)
Balance, December 31, 2015	—
Granted	81,696
Forfeited	(3,205)
Balance, December 31, 2016	78,491	$12.33
Expected to vest as of December 31, 2016	64,966	$12.33

(1)              Represents the closing share price of the Company’s common stock as of December 31, 2016.  As of December 31, 2016, the accrued liability for restricted stock units expected to vest that settle in cash was approximately $0.2 million.

Stock Options

Stock options are granted periodically for the benefit of employees.  The fair value of each stock option award is determined on the date of grant using the Black-Scholes option valuation model, which uses assumptions such as expected volatility of the Company’s common stock, expected term of the option, expected dividend yield on the Company’s common stock, and the expected risk free rate of interest.  Expectations for volatility are based on the historical volatility of the Company’s common stock.  The Company estimates forfeiture rates based on historical option exercise and termination experience for its employees.  The Company recognizes share-based compensation costs ratably over the vesting period of the award, which is typically a period of three to five years.

Note 13. Share-based Compensation Plans — continued

The following table provides a summary of activity related to stock options as well as information related to stock options that have vested or are expected to vest and exercisable as of and for the year ended December 31, 2016:

	Options Outstanding		Average	Average
	Number	Weighted Average	Remaining	Intrinsic
	of Shares	Exercise Price	Life (years)	Value
Balance, December 31, 2015	932,553	$7.19
Granted	36,022	7.27
Forfeited	(56,484)	7.36
Exercised	(115,176)	7.17
Balance, December 31, 2016	796,915	$7.19	6.73	$4,189,266
Exercisable December 31, 2016	416,829	$6.93	5.44	$2,342,931
Vested and expected to vest as of December 31, 2016	774,424	$7.18	6.68	$4,080,984

The total intrinsic value, the amount by which the stock price exceeded the exercise price on the date of exercise, of options exercised in all plans during the years ended December 31, 2016, 2015, and 2014 was $0.5 million, $0.2 million and $0.2 million, respectively.  The tax benefit related to the exercise of stock options and disqualifying dispositions on the exercise of incentive stock options was $0.1 million and $0.1 million for the years ended December 31, 2016 and 2015.  Tax benefits recognized on the exercise of options and disqualifying dispositions were not material for the year ended December 31, 2014.

The following table presents the assumptions used in the calculation of the weighted average fair value of options granted at various dates during the years ended December 31, 2016, 2015 and 2014:

	For the Years Ended
	December 31,
	2016	2015	2014
Expected volatility	31.85%	36.27%	49.38%
Expected term (years)	5.00	5.00	5.61
Dividend yield	3.30%	2.82%	0.67%
Risk free rate	1.31%	1.54%	1.75%
Weighted-average grant date fair value	$1.50	$1.97	$3.32

Note 13. Share-based Compensation Plans — continued

Share-Based Compensation Expense

The following table provides a summary of the expense the Company recognized related to share-based compensation awards, as well as the remaining expense associated with those awards as of and for the years ended December 31, 2016, 2015 and 2014:

	For the Years Ended
	December 31,
	2016	2015	2014
	(dollars in thousands)
Compensation expense:
Stock options	$416	$506	$490
Restricted stock awards	674	586	503
Restricted stock units (1)	272	—	—
Total	$1,362	$1,092	$993
Unrecognized compensation expense:
Stock options	$564	$963	$1,065
Restricted stock awards	834	799	967
Restricted stock units	724	—	—
Total	$2,122	$1,762	$2,032

(1)              For the year ended December 31, 2016, expense for restricted stock units consisted of $224 thousand for restricted stock units that settle in cash, and $48 thousand for restricted stock units that settle in shares of the Company’s common stock.  The Company recorded no expense for restricted stock units for the years ended December 31, 2015 and 2014.

At December 31, 2016, compensation expense related to unvested stock options, restricted stock awards and restricted stock units is expected to be recognized over 2.0 years, 1.7 years and 2.3 years respectively.

Note 14. Shareholders’ Equity

Preferred Stock

Under its Amended Articles of Incorporation, the Company is authorized to issue up to 5,000,000 shares of preferred stock, in one or more series, having such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as determined by the Board of Directors.

On June 4, 2015, the holder of the Company’s Series C Convertible Perpetual Preferred Stock (“Series C Preferred Stock”) completed the exchange of its remaining 348,697 shares of Series C Preferred Stock outstanding for shares of the Company’s common stock on a one-for-one exchange ratio basis.  The exchange was pursuant to terms of an Exchange Agreement between the Company and the holder of the Series C Preferred Stock entered into on October 29, 2014, which was subsequently amended on December 22, 2014 allowing for an initial exchange of 840,841 Series C Preferred Stock that took place on December 24, 2014.  As of December 31, 2015, there were no remaining shares of the Company’s Series C Preferred Stock issued and outstanding.

On the date the Company made a firm commitment to issue the Series C Preferred Stock, the fair market value of the Company’s common stock was higher than the conversion price of $3.25 per share of the Series C Preferred Stock.  As a result, the Series C Preferred Stock was issued with a beneficial conversion feature associated with it.  In connection with each exchange of Series C Preferred Stock, the Company recorded charges to retained earnings of $70 thousand and $168 thousand during the years ended December 31, 2015 and 2014, respectively.

Note 14. Shareholders’ Equity — continued

Cash Dividends

During the years ended December 31, 2016 and 2015, the Company paid dividends on its common stock totaling $0.24 per share and $0.23 per share, respectively.  The holder of the Company’s Series C Preferred Stock, which was outstanding through June 2015, participated in these dividends during the period of time the Series C Preferred Stock was outstanding.

As discussed in Note 25. Subsequent Events, of these consolidated financial statements, On January 25, 2017, the Company’s Board of Directors declared a cash dividend of $0.06 per share, payable on February 28, 2017, to shareholders of the Company’s common stock as of February 15, 2017.

See also Note 15. Restrictions on Transfers of Funds to Parent, of these consolidated financial statements for additional information on limitations on dividends on common stock.

Stock Repurchase Program

On July 22, 2016, the Company announced it had amended its previously announced program for the repurchase of up to $5.0 million of its outstanding common stock pursuant to a written plan compliant with Rule 10b5-1 and Rule 10b-18.  Under the amended program, repurchase activity was able to commence on August 6, 2016 and could continue until February 8, 2017, the program’s new expiration date, or expire earlier upon the completion of the repurchase of $5.0 million of the Company’s common stock in addition to what had already been purchased under the program, as well as under certain other circumstances as set forth in the amended program.  The Company had no obligation to repurchase any shares under this program, and was able to suspend or discontinue it at any time.  All shares repurchased as part of the repurchase program were cancelled, and therefore no longer available for reissuance.

During the year ended December 31, 2016, the Company repurchased and cancelled 226,170 shares of its common stock at an aggregate cost of $1.6 million, or $7.23 per share.  As of December 31, 2016, the Company had repurchased and cancelled a total of 281,598 shares of its common stock under this plan at an aggregate total cost of $2.1 million or $7.28 per share.  Repurchases of the Company’s common stock were made pursuant to a written plan compliant with Rule 10b5-1 and Rule 10b-18.

On December 13, 2016, the Company’s previously announced stock repurchase plan for the repurchase of up to $5.0 million of its outstanding common stock pursuant to a written plan compliant with Rule 10b5-1 and Rule 10b-18, automatically terminated pursuant to its terms as a result of the public announcement of the Merger Agreement, whereby the Company has agreed to be merged with and into Pacific Premier Bancorp, Inc.  Please also see Note 2. Merger Agreement, of these consolidated financial statements, for additional information concerning the Merger Agreement.

Regulatory Capital

Capital ratios for commercial banks in the United States are generally calculated using four different formulas.  These calculations are referred to as the “Leverage Ratio,” and three “risk-based” calculations known as: “Common Equity Tier I Capital Ratio,” “Tier One Risk Based Capital Ratio” and “Total Risk Based Capital Ratio.”  These metrics were developed through joint efforts of banking authorities from different countries around the world.  The standards are based on the premise that different types of assets have different levels of risk associated with them and take into consideration the off-balance sheet exposures of banks when assessing capital adequacy.

The Bank seeks to maintain strong levels of capital in order to generally be considered “well-capitalized” under the Prompt Corrective Action framework as determined by regulatory agencies.  The Company’s potential sources of capital include retained earnings and the issuance of equity, while the Bank’s primary sources of capital include retained earnings and capital contributions from Bancorp.

At December 31, 2016 and 2015, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  There are no conditions or events since that notification that management believes have changed that categorization.  Management believes as of December 31, 2016, the Company and the Bank meet all capital adequacy requirement to which they are subject.

Note 14. Shareholders’ Equity — continued

In 2013, the Board of Governors of the Federal Reserve System (“FRB”), the FDIC, and the Office of the Comptroller of the Currency (“OCC”) issued final rules under Basel III (the “Basel III Capital Rules”), establishing a new comprehensive framework for regulatory capital for U.S. banking organizations.  These rules implement the Basel Committee’s December 2010 proposed framework, certain provisions of the Dodd-Frank Act, and revise the risk-based capital requirements applicable to bank-holding companies, and depository institutions, including the Company.  These rules became effective for the Company on January 1, 2015, and are subject to phase-in periods for certain of their components through 2019.

The significant changes outlined under the Basel III Capital Rules that are applicable to the Company and the Bank include:

•                  A Common Equity Tier I (“CET I”) capital measure, with a minimum ratio requirement of 4.5% CET I to risk-weighted assets, and for Prompt Corrective Action purposes 6.5% or greater to generally be considered “well-capitalized.”

•                  The capital conservation buffer is determined in addition to CET I of: 0.625% for 2016; 1.25% for 2017; 1.875% for 2018; and 2.5% for 2019.  The capital conservation buffer began phasing-in on January 1, 2016.

•                  The exclusion from CET I of certain items on a phased-in basis, such as deferred tax assets and intangible assets.  For 2016, certain deferred tax assets and intangible assets are phased-out of CET I at a rate of 60%, compared to 40% for 2015.

When Basel III Capital Rules are fully phased-in on January 1, 2019, the Company and the Bank will also be required to maintain a 2.5% “capital conservation buffer,” which is designed to absorb losses during periods of economic stress.  This capital conservation buffer will be comprised entirely of CET I, and will be in addition to minimum risk-weighted asset ratios outlined under the Basel III Capital Rules.  If a banking organization fails to hold capital above minimum capital ratios, including the capital conservation buffer, it will be subject to certain restrictions on capital distributions and discretionary bonus payments.

Note 14. Shareholders’ Equity — continued

The following table sets forth the Company’s and the Bank’s regulatory capital ratios, including those applicable following the implementation of Basel III Capital Rules on January 1, 2015:

					Capital Needed
					To Be Well Capitalized
			Capital Needed For		Under Prompt Corrective
	Actual		Adequacy Purposes (1)		Action Provisions (2)
	Capital		Capital		Capital
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2016
Total capital to risk-weighted assets:
Company	$212,148	13.87%	$131,885	8.625%	N/A	N/A
Heritage Oaks Bank	$203,986	13.35%	$131,803	8.625%	$152,815	10.0%

Tier I capital to risk-weighted assets:
Company	$194,401	12.71%	$101,303	6.625%	N/A	N/A
Heritage Oaks Bank	$186,239	12.19%	$101,240	6.625%	$122,252	8.0%

Tier I capital to average assets:
Company	$194,401	9.88%	$78,705	4.000%	N/A	N/A
Heritage Oaks Bank	$186,239	9.47%	$78,636	4.000%	$98,296	5.0%

Common Equity Tier I capital
Company	$185,889	12.16%	$78,366	5.125%	N/A	N/A
Heritage Oaks Bank	$186,239	12.19%	$78,318	5.125%	$99,330	6.5%

As of December 31, 2015
Total capital to risk-weighted assets:
Company	$199,810	14.26%	$112,096	8.0%	N/A	N/A
Heritage Oaks Bank	$192,221	13.74%	$111,951	8.0%	$139,939	10.0%

Tier I capital to risk-weighted assets:
Company	$182,234	13.01%	$84,072	6.0%	N/A	N/A
Heritage Oaks Bank	$174,667	12.48%	$83,963	6.0%	$111,951	8.0%

Tier I capital to average assets:
Company	$182,234	9.90%	$73,664	4.0%	N/A	N/A
Heritage Oaks Bank	$174,667	9.50%	$73,581	4.0%	$91,976	5.0%

Common Equity Tier I capital
Company	$176,722	12.61%	$63,054	4.5%	N/A	N/A
Heritage Oaks Bank	$174,667	12.48%	$62,972	4.5%	$90,960	6.5%

(1)              On a fully phased-in basis, effective January 1, 2019, under Basel III Capital rules, minimum capital ratios will be as follows: Common Equity Tier I capital: 7.0%; Leverage ratio: 6.5%; Tier I capital: 8.5%; Total risk-based capital: 10.5%.

(2)              Reflects minimum threshold to be considered “well capitalized” under the Prompt Corrective Action framework, specific to depository institutions.

As of December 31, 2016 and 2015, the Company was able to include $10.2 million and $10.0 million of junior subordinated debt in its Tier I capital for regulatory capital purposes.

Note 15. Restriction on Transfers of Funds to Parent

There are legal limitations on the ability of the Bank to provide funds to the Bancorp, which may be used for, among other things, holding Company operating costs, and the payment of dividends to the holders of the Company’s common stock.  Under certain circumstances, the Bank may need to seek approval from the DBO prior to paying any dividends to the Bancorp. Additionally, Section 23A of the Federal Reserve Act restricts the Bank from extending credit to the Bancorp and other affiliates amounting to more than 20 percent of its contributed capital and retained earnings.

Note 16. Earnings Per Share

The following tables set forth the number of shares used in the calculation of both basic and diluted earnings per common share:

	For the Years Ended December 31,
	2016		2015		2014
	Net Income	Shares	Net Income	Shares	Net Income	Shares
	(dollars in thousands, except per share data)
Net income	$16,933		$15,349		$8,965
Less: dividends and accretion on preferred stock	—		(70)		(168)
Less: net income allocated to participating securities	(90)		(83)		(63)
Net income allocated to common shareholders	$16,843		$15,196		$8,734
Weighted average shares outstanding		34,051,171		34,129,930		32,567,137
Basic earnings per common share	$0.49		$0.45		$0.27
Dilutive effect of share-based compensation awards		136,350		144,972		145,846
Weighted average diluted shares outstanding		34,187,521		34,274,902		32,712,983
Diluted earnings per common share (1)	$0.49		$0.44		$0.27

(1)          For the year ended December 31, 2015, diluted EPS as presented under the two-class method is $0.44 per share ($0.443 per share when extended), compared to $0.45 per share ($0.445 per share when extended) as presented last year.  This change in rounding is due to the application of the two-class method for presenting EPS, where an allocation of $83 thousand in earnings for the year ended December 31, 2015 is made to participating securities, which represent restricted stock awards.

For the years ended December 31, 2016, 2015 and 2014, common stock equivalents associated primarily with stock options, totaling approximately 62,000 shares, 120,000 shares and 99,000 shares, respectively, were excluded from the calculation of diluted earnings per share, as their impact would be anti-dilutive.

Note 17. Derivative Instruments

From time to time, the Company enters into interest rate swap agreements with certain borrowers to assist them in mitigating their interest rate risk exposure associated with the loans they have with the Company.  At the same time, the Company enters into identical interest rate swap agreements with another financial institution to mitigate the Company’s interest rate risk exposure associated with the swap agreements it enters into with its borrowers.  At December 31, 2016, the Company had swaps with matched terms with an aggregate notional amount of $92.7 million the fair value of swap assets and swap liabilities were $1.4 million, respectively.  The fair values of these swaps are recorded as components of other assets and other liabilities in the Company’s consolidated balance sheet.  Changes in the fair value of these swaps, which occur due to changes in interest rates, are recorded in the Company’s income statement as a component of non-interest income.  Since the terms of the swap agreements between the Company and its borrowers have been matched with the terms of swap agreements with another financial institution, the adjustments for the change in their fair value offset each other in non-interest income.

Although changes in the fair value of swap agreements between the Company and borrowers and the Company and other financial institutions offset each other, changes in the credit risk of these counterparties may result in a difference in the fair value of these swap agreements.  Offsetting swap agreements the Company has with other financial institutions are collateralized with cash, and swap agreements with borrowers are secured by the collateral arrangements for the underlying loans these borrowers have with the Company.  During the year ended December 31, 2016, there were no losses recorded on swap agreements, attributable to the change in credit risk associated with a counterparty.  All interest rate swap agreements entered into by the Company as of December 31, 2016 are not designated as hedging instruments.

Note 17. Derivative Instruments - continued

The following table summarizes the Company’s derivative instruments, included in “other assets” and “other liabilities” in the consolidated balance sheet, as of December 31, 2016:

	December 31, 2016
	Derivative Assets		Derivative Liabilities
	Notional	Fair Value	Notional	Fair Value
	(dollars in thousands)
Derivative instruments not designated as hedging instruments:
Interest rate swap contracts - pay floating, receive fixed	$—	$—	$46,359	$1,364
Interest rate swap contracts - pay fixed, receive floating	46,359	1,364	—	—
Total	$46,359	$1,364	$46,359	$1,364

The Company was not party to any swap agreements as of December 31, 2015.

Note 18. Balance Sheet Offsetting

Derivative financial instruments may be eligible for offset in the consolidated balance sheets, such as those subject to enforceable master netting arrangements or a similar agreement.  Under these agreements, the Company has the right to net settle multiple contracts with the same counterparty.  The Company offers an interest rate swap product to qualified customers which are then paired with derivative contracts the Company enters into with a counterparty bank.  While derivative contracts entered into with counterparty banks may be subject to enforceable master netting agreements, derivative contracts with customers may not be subject to enforceable master netting arrangements.  As such, these instruments have been excluded from the table below.

Financial instruments that are eligible for offset in the consolidated balance sheet as of December 31, 2016 are presented in the table below:

				Gross Amounts Not Offset
				in the Consolidated
	Gross Amounts	Gross Amounts	Net Amounts	Balance Sheets
	Recognized in the	Offset in the	Presented in the		Cash
	Consolidated	Consolidated	Consolidated	Financial	Collateral
	Balance Sheets	Balance Sheets	Balance Sheets	Instruments	(1)	Net Amount
	(dollars in thousands)
December 31, 2016
Financial assets:
Derivatives not designated as hedging instruments	$1,364	$—	$1,364	$(160)	$2,100	$3,304
Total	$1,364	$—	$1,364	$(160)	$2,100	$3,304

(1)              Represents cash collateral held with counterparty bank.

There were no financial assets or liabilities eligible for offset as of December 31, 2015.

Note 19. Commitments and Contingencies

In the normal course of business, various claims and lawsuits are brought by and against the Company.  In the opinion of management and the Company’s legal counsel, the disposition of all pending or threatened proceedings will not have a material effect on the Company’s consolidated financial statements.

Commitments to Extend Credit

In the normal course of business, the Bank enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit.  Those instruments involve, to varying degrees, elements of credit and interest rate risk not recognized in the Company’s consolidated financial statements. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Standby letters of credit are conditional commitments to guarantee the performance of a Bank customer to a third party.  Since many of the commitments and standby letters of credit are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements.  Management evaluates each customer’s credit worthiness on a case-by-case basis, and determines the amount of collateral deemed adequate to secure the loan, if collateral security is determined to be necessary for the particular loan.  The Bank’s exposure to loan loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the Company’s consolidated financial statements.

The Company had the following outstanding financial commitments as of December 31, 2016 and 2015:

	December 31,	December 31,
	2016	2015
	(dollars in thousands)
Commitments to extend credit	$263,817	$242,125
Standby letters of credit (1)	12,367	12,968
Total commitments and standby letters of credit	$276,184	$255,093

(1)         Includes a standby letter of credit to one customer in the amount of $10.2 million and $10.4 million at December 31, 2016 and 2015.

Commitments to extend credit and standby letters of credit are made at both fixed and variable rates of interest.  At December 31, 2016, the Company had $31.2 million in fixed rate commitments and $245.0 million in variable rate commitments.

Other Commitments

The following table provides a summary of the future minimum required contractual payments the Bank is expected to make based upon obligations at December 31, 2016:

	Less Than	One to Three	Three to Five	More than	December 31,	December 31,
	One Year	Years	Years	Five Years	2016	2015
	(dollars in thousands)
Deposits (1)	$1,581,301	$74,503	$23,585	$4,498	$1,683,887	$1,564,944
FHLB advances and other borrowings	43,500	12,500	23,500	28,000	107,500	103,500
Operating lease obligations	1,328	2,209	2,074	1,665	7,276	7,083
Salary continuation payments	262	524	524	3,018	4,328	4,590
Junior subordinated debentures	—	—	—	13,496	13,496	13,496
Total obligations	$1,626,391	$89,736	$49,683	$50,677	$1,816,487	$1,693,613

(1)              Deposits with no stated maturity of $1.4 billion are included in amounts due less than one year.

Note 19. Commitments and Contingencies — continued

The Company has leases that contain options to extend for periods from five to seven years. Options to extend which have been exercised and the related lease commitments are included in the table above.  Total rent expense charged for leases during the reporting periods ended December 31, 2016, 2015 and 2014, were approximately $1.5 million, $1.6 million and $1.8 million, respectively.

In connection with the $13.5 million outstanding contractual balance of debt securities issued to Heritage Oaks Capital Trust II, Mission Community Capital Trust I, and Santa Lucia Bancorp (CA) Capital Trust, the Company is the full and unconditional guarantor of distributions of the issuing trusts.  There are no Special Purpose Entity (“SPE”) trusts, corporations, or other legal entities established by the Company which reside off-balance sheet. There are no other off-balance sheet items other than the aforementioned items related to letter of credit accommodations and undisbursed loan commitments.  Management is not aware of any other off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures or capital resources that would be material to investors.

Note 20. Related Party Transactions

The Bank has entered into loan and deposit transactions with certain directors and executive officers of the Bank and the Company.  These loans were made and deposits were taken in the ordinary course of business.  The following table sets forth loans made to directors and executive officers of the Company as of December 31, 2016:

For the Year Ended
December 31,
2016
(dollars in thousands)
Outstanding balance, beginning of year	$28,244
Additions	4,460
Repayments	(8,098)
Outstanding balance, end of year	$24,606

Deposits from related parties held by the Bank at December 31, 2016 and 2015 amounted to $7.2 million and $21.7 million, respectively.

In addition to the loan and deposit relationships noted above, the Company paid firms affiliated with certain of its directors for facility rent and legal consultation fees.  These payments totaled $1 thousand, $151 thousand, and $255 thousand for the years ended December 31, 2016, 2015 and 2014, respectively.

Note 21. Restructuring Activities

In conjunction with the MISN Transaction described in Note 3. Business Combination, of these consolidated financial statements, the Company initiated a restructuring and integration plan which resulted in additional non-interest expenses during 2014.  These additional costs were attributable to the integration of MISN systems into the Company’s systems, the elimination of owned and leased facilities and related fixed assets, contract cancellation costs of duplicative systems and services, and termination benefits paid to employees displaced as a result of the MISN Transaction and for retention of key employees through integration-related milestone dates.

Note 21. Restructuring Activities — continued

The following table provides a summary of the costs associated with the restructuring and integration plan for the years ended December 31, 2016, 2015 and 2014:

	For the Years Ended December 31,
	2016	2015	2014
	(dollars in thousands)
System integration	$—	$—	$524
Fixed asset consolidation	—	67	2,275
Contract cancellation costs	(14)	(144)	1,671
Employee termination and retention	—	—	4,037
Total restructuring costs	$(14)	$(77)	$8,507

The following table summarizes the change in the accrued liability related to the Company’s restructuring and integration plan associated with the MISN Transaction for the years ended December 31, 2016, 2015 and 2014:

	For the Years Ended
	December 31,
	2016	2015
	(dollars in thousands)
Balance, beginning of period	$16	$1,047
New charges (1)	—	—
Cash payments	(2)	(954)
Other adjustments (2)	(14)	(77)
Balance, end of period	$—	$16

(1)              Represents initial charges the Company incurred related to the restructuring and integration plan associated with the MISN Transaction.

(2)              Adjustments related to previously accrued amounts associated with planned staff reduction, contract terminations, and other adjustments.

Note 22. Regulatory Matters

Termination of BSA/AML Consent Order

On November 29, 2016, the Bank announced the termination by the Federal Deposit Insurance Corporation (“FDIC”) and California Department of Business Oversight (“DBO”) of the BSA/AML Consent Order issued by the FDIC and DBO on November 5, 2014 relating to the Bank’s Bank Secrecy Act compliance program.

Note 23. Parent Company Financial Information

Heritage Oaks Bancorp

Condensed Balance Sheets

	December 31,
	2016	2015
	(dollars in thousands)
Assets
Cash	$7,475	$6,034
Prepaid and other assets	1,294	2,077
Investment in subsidiary	214,876	208,916
Total assets	$223,645	$217,027
Liabilities
Junior subordinated debentures	$10,612	$10,438
Other liabilities	183	155
Total liabilities	10,795	10,593

Shareholders’ Equity
Common stock	164,708	165,517
Additional paid in capital	9,310	8,251
Retained earnings	40,916	32,200
Accumulated other comprehensive (loss) income	(2,084)	466
Total shareholders’ equity	212,850	206,434
Total liabilities and shareholders’ equity	$223,645	$217,027

Note 23. Parent Company Financial Information — continued

Heritage Oaks Bancorp

Condensed Statements of Income

	For the Years Ended
	December 31,
	2016	2015	2014
	(dollars in thousands)
Income
Dividends from subsidiaries	$10,000	$10,000	$10,000
Gain on extinguishment of debt	—	450	—
Interest income	20	17	16
Loss on sale of investment securities	(41)	—	—
Total income	9,979	10,467	10,016
Expense
Interest expense	532	540	499
Share-based compensation	257	294	211
Other professional fees and outside services	555	573	737
Total expense	1,344	1,407	1,447
Income before income tax benefit and equity in undistributed earnings of subsidiaries	8,635	9,060	8,569
Income tax benefit	(574)	(395)	(576)
Net income before equity in undistributed earnings of subsidiaries	9,209	9,455	9,145
Equity in undisbursed income of subsidiaries	7,724	5,894	(180)
Dividends and accretion on preferred stock	—	(70)	(168)
Net income available to common shareholders	$16,933	$15,279	$8,797

Note 23. Parent Company Financial Information — continued

Heritage Oaks Bancorp

Condensed Statements of Comprehensive Income

	For the Years Ended
	December 31,
	2016	2015	2014
	(dollars in thousands)
Net income	$16,933	$15,349	$8,965
Other comprehensive income, net of tax:
Unrealized holding (losses) gains on securities arising during the period	(3,509)	(164)	8,075
Reclassification for net gains on investments included in net income	(891)	(641)	(646)
Other comprehensive (loss) income, before income tax (benefit) expense	(4,400)	(805)	7,429
Income tax (benefit) expense related to items of other comprehensive income	(1,850)	(339)	3,072
Other comprehensive (loss) income	(2,550)	(466)	4,357
Comprehensive income	$14,383	$14,883	$13,322

Note 23. Parent Company Financial Information — continued

Heritage Oaks Bancorp

Condensed Statements of Cash Flows

	For the Years Ended
	December 31,
	2016	2015	2014
	(dollars in thousands)
Cash flows from operating activities:
Net income	$16,933	$15,349	$8,965
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation expense	258	294	211
Amortization of premium on borrowings	169	199	175
Loss on sale of other investments	41	—	—
Gain on extinguishment of debt	—	(450)	—
Undistributed (income) loss of subsidiaries	(7,724)	(5,894)	180
Decrease (increase) in other assets and other liabilities, net	810	30	(868)
Net cash provided by operating activities	10,487	9,528	8,663
Cash flows from investing activities:
Sale of other investments	59	—	—
Cash acquired in MISN Transaction, net	—	—	(3,928)
Proceeds from the sale of assets	—	—	338
Other	—	—	(100)
Net cash provided by (used in) investing activities	59	—	(3,690)
Cash flows from financing activities:
Proceeds from the exercise of options	747	293	453
Repurchase of common stock	(1,635)	(28)	(387)
Decrease in junior subordinated debentures	—	(2,550)	—
Dividends paid	(8,217)	(7,851)	(2,742)
Stock issuance costs	—	—	(381)
Net cash used in financing activities	(9,105)	(10,136)	(3,057)
Net increase (decrease) in cash and cash equivalents	1,441	(608)	1,916
Cash and cash equivalents, beginning of year	6,034	6,642	4,726
Cash and cash equivalents, end of year	$7,475	$6,034	$6,642

Note 24. Quarterly Financial Information (unaudited)

The following table provides a summary of results for the periods indicated:

	For the Quarters Ended,
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	2016	2016	2016	2016	2015	2015	2015	2015
	(dollars in thousands, except per share data)
Interest income	$18,920	$17,669	$17,743	$17,015	$17,464	$16,957	$16,741	$16,928
Net interest income	17,463	16,230	16,299	15,618	16,123	15,396	15,242	15,498
Provision for loan and lease losses	(500)	—	(1,000)	—	—	—	—	—
Non-interest income	2,880	3,344	2,583	3,407	2,061	2,806	2,271	3,001
Non-interest expense	12,906	12,723	13,064	12,621	12,774	12,151	11,429	11,813
Income before provision for income taxes	7,937	6,851	6,818	6,404	5,410	6,051	6,084	6,686
Net income	4,550	4,183	4,215	3,985	3,478	4,002	3,800	4,069
Dividends and accretion on preferred stock	—	—	—	—	—	—	70	—
Net income available to common shareholders	$4,550	$4,183	$4,215	$3,985	$3,478	$4,002	$3,730	$4,069

Earnings Per Common Share
Basic	$0.13	$0.12	$0.12	$0.12	$0.10	$0.12	$0.11	$0.12
Diluted	$0.13	$0.12	$0.12	$0.12	$0.10	$0.12	$0.11	$0.12
Dividends Declared Per Common Share	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.06	$0.05

Note 25. Subsequent Events

Termination of Mortgage Banking Business

In January 2017, the Company’s Management and Board of Directors decided to discontinue activities related to the consumer mortgage banking business, effective February 1, 2017.  The discontinuation of the consumer mortgage banking business will not involve a sale of assets, but rather the discontinuation of originating and selling consumer mortgage loans.  The Company will however continue to offer home equity lines of credit and home equity loans.  For the year ended December 31, 2016 revenues from mortgage banking activities totaled approximately $3.4 million and non-interest expenses attributable to mortgage banking activities totaled approximately $3.2 million.

Dividend Declaration

On January 25, 2017, the Company’s Board of Directors declared a cash dividend of $0.06 per share, payable on February 28, 2017, to shareholders of the Company’s common stock as of February 15, 2017.